Exhibit 10.11
CITY OF PARAGOULD, ARKANSAS
Lessor
TO
AMERICAN RAILCAR INDUSTRIES, INC.
Lessee

LEASE AGREEMENT
Dated as of April 1, 1995

This instrument also constitutes a Security Agreement under the Arkansas Uniform Commercial Code.
The interest of the Lessor in this Lease Agreement has been assigned to Fleet National Bank, as Trustee, under the Trust Indenture, dated as of April 1, 1995, securing $9,500,000 City of Paragould, Arkansas, Industrial Development Revenue Bonds (American Railcar Industries, Inc./ACF Industries, Incorporated Railcar Manufacturing Project), Series 1995, as security for payment of the principal of and premium, if any, and interest on such Bonds.
Prepared by: .
Kephart & Fisher
41 South High Street
Suite 1685
Columbus, Ohio 43215

LEASE AGREEMENT
TABLE OF CONTENTS
ARTICLE I

LEASE AGREEMENT
     This Lease Agreement dated as of April 1, 1995, is between the CITY OP PARAGOULD, ARKANSAS (hereinafter called “Issuer”), a municipal corporation organized and existing under the laws of the State of Arkansas (“State”), as lessor, and AMERICAN RAILCAR INDUSTRIES, INC. (hereinafter called “Company”) , a corporation organized and existing under the laws of the State of Missouri as lessee.
W I T N E S S E T H:
     WHEREAS, Issuer is authorized by the Municipalities and Counties Industrial Development Revenue Bond Law, Ark. Code Ann. §§ 14-164-201 to -224 (1987) (the “Act”) , to acquire lands, construct and equip industrial buildings, improvements, and facilities, and incur other costs and expenses and make other expenditures incidental to and for the securing and developing of industry; and
     WHEREAS, Issuer is authorized by the Act to issue industrial development revenue bonds payable from revenues derived from the industrial project so acquired and constructed and secured by a lien thereon and security interest therein; and
     WHEREAS, the necessary arrangements have been made with Company for the acquisition, construction, and equipping of a substantial industrial project consisting of a manufacturing facility for railroad cars or related industrial products with attached office or any other manufacturing or industrial use provided for in Section 2.2(c) hereof (the “Project”), and to lease the Project to Company for use in Company’s business; and
     WHEREAS, Company desires that Issuer issue its Industrial Development Revenue Bonds (American Railcar Industries, Inc./ACF Industries, Incorporated Railcar Manufacturing Project), Series 1995 (the “Bonds”) , to provide funds to acquire, construct, and equip the Project, and Issuer has agreed to do the same;
     WHEREAS, pursuant to an Ordinance adopted March 27, 1995, the Issuer has authorized the execution and delivery of this Lease Agreement; and
     WHEREAS, pursuant to a Trust Indenture, dated as of the date hereof, between Issuer and Fleet National Bank, a national banking association duly organized, validly existing, and in good standing under the laws of the United States, having all requisite power and authority to act as trustee, and having its principal corporate trust office in Providence, Rhode Island, as Trustee, Issuer intends to assign to Trustee as security for the Bonds its interest in this Agreement (except for the reimbursement of certain expenses, payment of the renewal option price, payment of the optional purchase price for the Leased Land, and payments for indemnification of Issuer);
     NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained Issuer and Company agree as follows (provided, that in the performance of the agreements of Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part, but shall be payable solely out of the proceeds derived from this Lease Agreement, the sale of the bonds referred to in Section 2.1 hereof, and the insurance proceeds and condemnation awards as herein provided and the Issuer’s estate and interest in the Mortgaged Property):
ARTICLE I
DEFINITIONS
     All words and phrases defined in the indenture shall have the same meanings for purposes of this Lease Agreement. In addition, the following words and terms shall have the following meanings:
     “Agreed Rate” means 8 percent per annum.
     “AuthoriZed Issuer Representative” means the person or persons, satisfactory to Company, at the time designated to act on behalf of- Issuer by written certificate furnished to Company and Trustee containing the specimen, signature (s) of such person(s) and signed on behalf of Issuer by its Mayor. Such certificate may designate an alternate or alternates.
     “Collateral” means all machinery, equipment, furniture, and fixtures and other personal property of every kind and nature whatever acquired by Company and paid for or reimbursed to Company for the cost thereof out of the Construction Fund or other funds provided by the Company pursuant to Section 4.5 of this Agreement and placed on and in the Leased Land and Buildings including, Without limitation, all replacements and substitutions of all of , the foregoing and the proceeds of all of the foregoing. All such machinery, equipment, furniture, fixtures, and other personal property shall be identified in a ledger, one copy of which shall be filed with Trustee and one copy maintained by Company on the Mortgaged Property. The term Collateral does not include any equipment leased by Company from any lessor other than Issuer (the “Equipment”) .
     “Construction Period” means the period between the beginning of construction or April 27, 1995 (whichever is earlier) and the Completion Date.
     “Lease Term” means the duration of Company’s right to use and occupy the Mortgaged Property as specified in Section 5.1 of this Lease Agreement.

     “Official Action Date” means November 28, 1994.
     “Permitted Encumbrances” means, as of any particular time, (i) the Indenture and the Lease Agreement, (ii) any easements, licenses, rights of way (including the dedication of public, highways), and other rights or privileges in the nature of easements with respect to any property included in the Mortgaged Property, granted or conveyed in accordance with and pursuant to Section 8.5 of this Lease Agreement, (iii) utility, access, and other easements and rights-of-way, restrictions, reservations, reversions, and exceptions that an Independent Engineer, acceptable to Trustee and Company certify will not interfere with or impair the operations being conducted in the Mortgaged Property (or, if no operations are being conducted therein, the operations for which the Mortgaged Property was designed or last modified) , (iv) such minor defects, irregularities, encumbrances, easements, rights-of-way, and clouds on title as normally exist with respect to properties similar in character to the Mortgaged Property, and as do not, in the opinion of any Counsel acceptable to Trustee, materially impair the property affected thereby for the purpose for which it was acquired or is held by Issuer, (v) any judgment lien against the Company so long as such judgment is being contested and execution thereon is stayed, (vi) any liens on the Mortgaged Property for taxes, payments-in-lieu of taxes, assessments, levies, fees, water and sewer rents, other governmental and similar charges, and any liens of mechanics, materialmen, laborers, suppliers or vendors for work or services performed or materials furnished in connection with the Mortgaged Property, which are not due and payable or which are not delinquent, or the amount or validity of which, are being contested in accordance with the terms of this Lease Agreement, (vii) any lien on accounts receivable securing or deemed to secure any indebtedness incurred or deemed incurred by virtue of any recourse obligation associated with any sale or assignment of accounts receivable; and (viii) any lien or encumbrance or reservation of title affecting personalty constituting part of the Mortgaged Property.
     “Permitted Investments” means:
     (a) Governmental Obligations;
     (b) obligations of any of the following federal agencies which represent full faith and credit of the United States of America: Farmers Home Administration, General Services Administration, United States Maritime Administration, Small Business Administration, Government National Mortgage Association, United States Department of Housing and Urban Development, and Federal Housing Administration;
     (c) U.S. dollar denominated deposit accounts fully insured to the holder by the Federal Deposit Insurance Corporation in commercial banks;

     (d) U.S. dollar denominated deposit accounts, federal funds, and banker’s acceptances with commercial banks (foreign or domestic) which have a rating on their short term certificates of deposit on the date of purchase of “A-1” or “A-1+” by S&P or “P-l” by Moody’s and maturing no more than 360 days after the date of purchase;
     (e) money market funds rated in the highest rating category of S&P or Moody’s which are monitored quarterly or money market funds which are invested exclusively in Government Obligations;
     (f) pre-refunded municipal obligations, which obligations shall be limited to bonds or other obligations of any state of the United States or of any agency, instrumentality, or local governmental unit of any such state (i) which are not callable at the option of the obligor prior to maturity or as to which irrevocable notice has been given by the obligor to call on the date specified in the notice; (ii) which are fully secured as to principal and interest and redemption premium, if any, by a fund consisting only of cash or obligations described in paragraph (a) above, which fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate; (iii) which fund is sufficient, as verified-by an independent accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations describied in this paragraph on the maturity date or dates thereof or the redemption date or dates specified in the irrevocable instructions referred to in subclause (i) of this paragraph, as appropriated; and (iv) which are rated, based on the escrow, in the highest rating category of S&P or Moody’s, or any successors thereto; and
     (g) U.S. dollar denominated certificates of deposit in commercial banks properly secured at all times by collateral security described in (a) and (b) above.
     “Qualified Project Costs” means costs and expenses of the Project which constitute land costs or costs for property of a character subject to the allowance for depreciation, excluding specifically working capital and inventory costs, provided, however, that (a) costs or expenses paid or incurred more than sixty days prior to the Official Action Date shall not be deemed to be Qualified Project Costs; (b) Issuance Costs shall not be deemed to be Qualified Project Costs; (c) interest during the Construction Period shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; (d) interest following the Construction Period shall not constitute a Qualified Project Cost; (e) letter of credit fees and municipal bond insurance premiums which represent a transfer of credit risk shall be allocated between Qualified Project Costs and other costs and expenses to be paid from the proceeds of the Bonds; and (f) letter of credit fees and municipal bond insurance premiums which do not represent a transfer of the credit risk shall not constitute Qualified Project Costs.
     “Yield” means yield computed under Regulation §1.148-4 for the Bonds and yield computed under Regulation for an investment.
ARTICLE II
REPRESENTATIONS
     Section 2.1. Representations by Issuer. Issuer makes the following representations as the basis for the undertakings on its part herein contained:
     (a) Under the provisions of the Act and the Constitution of the State, Issuer is authorized to enter into the transactions to be performed by it under this Lease Agreement and the Indenture and to carry out its obligations hereunder and thereunder. Issuer has been duly authorized to execute and deliver this Lease Agreement and the Indenture.
     (b) Issuer will perform all of its obligations with reference to the acquiring, constructing, and equipping of the Project as specified in Article IV of-this Lease Agreement.
     (c) Notwithstanding anything herein contained to the contrary, it is the intention of Issuer that any obligation it may hereby incur for the payment of money shall not be a general debt on its part but shall be payable solely from the proceeds derived from this Lease Agreement, the sale of the Bonds, and the insurance and condemnation awards as herein provided and the Issuer’s estate and interest in the Mortgaged Property.
     (d) issuer has been induced to enter into this undertaking by the promise of Company to locate industrial facilities within or near the corporate limits of Issuer.
     (e) In order to furnish necessary moneys for. the payment of Project Costs and a portion of the expenses of authorizing and issuing the Bonds, Issuer has authorized the issuance of the Bonds.
     (f) The Bonds are to be issued under and secured by the Indenture, pursuant to which Issuer’ s interest in this Lease Agreement and the revenues and income derived by Issuer from the leasing of the Mortgaged Property will be. assigned to Trustee as security for payment of the principal of and premium, if any, and interest on the Bonds, and the Bonds will be secured by a mortgage on and security interest in Issuer’s interest in the Mortgaged Property (provided that in the performance of the agreements of the Issuer herein contained, any obligation that Issuer may thereby incur for the payment of money shall be limited to the Issuer’s estate or interest in the Mortgaged Property and shall not be a general debt on its part, but shall be payable solely out of the proceeds derived from this Agreement, the sale of the Bonds referred to in Section 2.1 herein, and the insurance proceeds and condemnation awards as herein provided) and provided further that the obligations of Company under the Bonds, this Agreement and Indenture are guaranteed by ACF Industries, Incorporated and the Company pursuant to the Guaranty.
     (g) Not later than the 15th day of the second calendar month after the close of the calendar quarter in which the Bonds are delivered by Issuer pursuant to Article II of the Indenture, Issuer covenants to satisfy the information reporting requirement of Section 149(e) of the Code.
       Section 2.2. Representations by Company. Company makes the following representations as the basis for the undertakings on its part herein contained:
     (a) Company is a corporation duly incorporated under the laws of the State of Missouri, is in good standing under the laws of the State of Missouri and the State, and has power to enter into this Lease Agreement, the Hazardous Substance Certification and Indemnification, and the Guaranty, and to perform all obligations contained herein and therein, and by proper corporate action, has been duly authorized to execute and deliver this Lease Agreement, the Hazardous Substance Certification and Indemnification, and the Guaranty.
     (b) The leasing by Issuer of the Mortgaged Property to Company will induce Company to acquire, construct, and equip an industrial enterprise within or near the corporate limits of Issuer.
     (c) Company will operate the Mortgaged Property upon its completion as (i) a manufacturing facility for railroad cars or related industrial products with attached office or (ii) any other manufacturing or industrial use provided that such use (a) is consistent with the Act and with a Manufacturing Facility (as such term is defined in Section 144 (a) (12) of the Code and (b) does not violate any other requirements of the Code and applicable Regulations so that interest on the Bonds shall at any time cease to be excluded from gross income for federal income tax purposes, until the expiration or earlier termination of the Lease Term as provided herein, all to the extent that such operation is, in Company’s judgment, commercially desirable.
     (d) Neither the execution and delivery of this Lease Agreement, the Hazardous Substance Certification and Indemnification, and the Guaranty, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions hereof and thereof conflicts with or results in a material breach of the terms, conditions, or provisions of the Articles of Incorporation or bylaws of Company or any agreement or instrument to which Company is now a party or by which Company is bound, or constitutes a material default under any of the foregoing, or results in the creation or imposition of any lien, charge, or encumbrance whatsoever upon any of the property or assets of Company under the terms of any instrument or agreement except as provided herein.
     (e) There is no action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court or public board or body, known to be pending or threatened against or affecting Company, nor to the best of the knowledge of Company is there any basis therefor, wherein an unfavorable decision, ruling, or finding would materially adversely affect the transactions contemplated by this Lease Agreement or which, in any way, would materially adversely affect the validity or enforceability of the Bonds, this Lease Agreement, the Hazardous Substance Certification and Indemnification the Guaranty, or any other agreement or instrument, to which Company is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.
     (f) The Project consists of land, buildings, Leased Equipment, or facilities that can be used to secure and develop industry within or near the City of Paragould, Arkansas.
     (g) The proceeds from the sale of the Bonds will be used only for the payment of Cost of the Project and paying a portion of the costs of issuing the Bonds.
     (h) The Mortgaged Property complies, or will comply upon completion of construction, with all presently applicable building and zoning ordinances where failure to comply would have a materially adverse effect on Company’s ability to utilize the Mortgaged Property for the purposes intended.
     (i) Company agrees to cooperate with Issuer in the performance of Issuer’s obligations under the Indenture.

     (j) No changes shall be made in the Project and no actions will be taken by Company which shall in any way impair the exemption of interest on any of the Bonds from federal income taxation.
     (k) Company will comply with and fulfill all other requirements and conditions of the Code and regulations and rulings issued pursuant thereto in the acquisition, construction, equipping, and operation of the Project to the end that the interest on the Bonds shall at all times be free from federal income taxation.
     (l) The Project is substantially the same in all material respects to that described in the notice of public hearing published in the Paragould Daily Press on March 10, 1995 and the amended notice of public hearing published in the Paragould Daily Press on March 21, 1995.
     (m) Subject to the provisions of Section 6.9, Company acknowledges that it has leased the Leased Land “as is”.
       Section 2.3. Intention. It is intended by the parties hereto that this Lease Agreement and all actions taken hereunder be consistent with and pursuant to the ordinances of Issuer relating to the Bonds, and that the interest on the Bonds be excluded from the gross income of the recipients thereof for federal income tax purposes by reasons of the provisions of Section 144 (a) of the Code or any substantially similar successor provision hereinafter enacted.
ARTICLE III
DEMISING CLAUSES AND WARRANTY OF TITLE
       Section 3.1. Demise of the Leased Land, Buildings, and the Leased Equipment. Issuer demises and leases to Company, and Company leases from Issuer, the Mortgaged Property at the rental set forth in Section 5.3 hereof and in accordance with the provisions of this Lease Agreement. Notwithstanding the definition of Mortgaged Property as all property and personalty demised under the Lease Agreement, the Issuer and the Company hereby acknowledge that this Lease Agreement is superior in lien to the lien of the Indenture.
       TO HAVE AND TO HOLD the Mortgaged Property unto Company for the term of this Lease Agreement as hereafter set forth.
       Section 3.2. Warranty of Title. Issuer warrants that it lawfully owns and is lawfully possessed of the Leased Land and that it has good and merchantable title and estate therein, free from all encumbrances other than Permitted Encumbrances, but it has no liability in regard thereto. Issuer will obtain an ALTA lender’s extended coverage title insurance policy which runs in favor of Trustee, in form and with such exceptions as shall be acceptable to Trustee (the cost of which is to be defrayed from the Construction Fund), issued by a title insurance company designated by Company in the amount of $9,500,000 with an option to increase such insurance from time to time up to the full insurable value of the Mortgaged Property if Company shall so direct.
     Section 3.3. Quiet Enjoyment. Issuer covenants and agrees that Company, upon paying the rent herein and upon performing and observing the covenants, conditions, and agreements hereof, shall and may peaceably hold and enjoy the Mortgaged Property during the Lease Term without any interruption or disturbance, subject however, to the terms of this Lease Agreement.
     Section 3.4. Zoning. Anything herein and elsewhere contained to the contrary, this Lease Agreement and all the terms, covenants, and conditions hereof are in all respects subject and subordinate to all zoning restrictions affecting the Leased Land and Company shall be bound by such restrictions. Issuer represents and warrants that the intended use of the Mortgaged Property by Company is permitted under applicable zoning laws.
ARTICLE IV
ACQUISITION, CONSTRUCTION, AND EQUIPPING OP THE PROJECT;
ISSUANCE OF THE BONDS
     Section 4.1. Agreement to Acquire, Construct, and Equip the Project. After the Bond proceeds are available, Issuer (or Company, as agent for Issuer) will enter into or accept the assignment of contracts or purchase orders having terms, conditions, drawings, specifications, and other provisions designated and prescribed by Company for acquiring, constructing, and equipping the Project. All payments necessary to acquire, construct, and equip the Project shall be made out of the Construction, Fund or other funds provided by the Company pursuant to Section 4.5 hereof, and Company shall be reimbursed out of the Construction Fund, for all expenditures made by it in connection with the Project. Title to all machinery, equipment and personal property of every nature paid for out of the Construction Fund or other funds provided by the Company pursuant to Section 4.5 of this Agreement (either by direct payment or by virtue of reimbursement to Company) shall be vested in, or be transferred to, Issuer. The Collateral does not include any Equipment leased by the Company from any Lessor (as defined in the Indenture) other than the Issuer. The obligations of Issuer hereunder are subject to the provisions of this Lease Agreement limiting the obligations of Issuer to the extent of moneys in the Construction Fund.

     Company, with the cooperation of Issuer when necessary, shall obtain all necessary approvals from any and all governmental agencies requisite to the constructing and equipping of the Project, and the Project shall be constructed and equipped in compliance with all federal, State, and local laws, ordinances, and regulations applicable thereto.
     All requests, approvals, and agreements required on the part of Issuer and Company shall be in writing, signed by the Authorized Issuer Representative and/or the Authorized Company Representative, as appropriate, granting such approval or entering into such agreement. Issuer and Company shall, concurrently with the delivery of this Lease Agreement, notify each other and Trustee of the Authorized Representative of each. It is agreed that each party may have more than one Authorized Representative and may change the Authorized Representative or Representatives from time to time, with each such change to be in writing forwarded to the other party and Trustee. The Authorized Representative of each party so designated shall be authorized to enter into and execute any contracts or agreements or to grant any approvals or to take any action for and on behalf of the party hereto represented by him, and the other party to this Lease Agreement shall be entitled to rely upon the duly designated Authorized Representative as having full authority to bind the party hereto represented by him.
       Section 4.2. Disbursements from the construction Fund. Issuer has, in the Indenture, authorized and directed Trustee to make disbursements from the Construction Fund to pay the Cost of the Project or to reimburse Company for any Cost of the Project paid by Company.
     Trustee shall make disbursements upon receipt of a requisition signed by an Authorized Company Representative:
     (a) stating with respect to each disbursement to be made: (i) the requisition number, (ii) the name and address of the person, firm, or corporation to whom payment is due, (iii) the amount to be disbursed, (iv) that each obligation mentioned therein has been properly incurred, is a proper charge against the Construction Fund, and has not been the basis of any previous disbursement, (v) with respect to any requisition for payment for work, material, or supplies, that such obligation was incurred for work, materials or supplies in connection with the acquisition, construction, and equipping of the Project, (vi) that at least 95 percent of the amount requested for disbursement will be used for the payment of Qualified Project Costs, (vii) that all property to be acquired with the proceeds of the disbursement will be owned by Issuer, (viii) that no portion of the amount requested for disbursement will be used in the manner prohibited in Sections 8.11 or 8.13 of this Lease Agreement, and (ix) that no portion of the amount requested for disbursement will be used for the acquisition of existing property except upon compliance with Section 8.16 of this Lease Agreement;
     (b) specifying in reasonable detail the nature and purpose of the obligation, including (i) that such obligation has been properly incurred, is a proper charge against the Construction Fund, is a proper cost of the Project as defined in the Act and has not been the basis of any previous withdrawal, (ii) that the Authorized Company Representative has no written notice of any mechanics’, materialmen’s, or other liens or rights to liens or other obligations (other than those being contested in good faith) which should be satisfied or discharged before payment of such obligation is made, (iii) that such payment does not include any amount which is then entitled to be retained under any holdbacks or retainages provided for in any agreement, (iv) that there exists no event of default or any event which, with notice or the passage of time or both, would result in any event of default;
     (c) with respect to the first disbursement to be made for Costs of the Project, Company shall provide Trustee with a certificate of an officer of Company that the Project, as designed, complies with all presently applicable building and zoning ordinances applicable to the Project; and
     (d) accompanied by a lien search certified by the circuit clerk or by Chicago Title Insurance Company or any successor or replacement to Chicago Title Insurance Company approved by the Trustee, that there are no mechanics’ liens or other liens or encumbrances other than the Permitted Encumbrances recorded in the lien register against the Mortgaged Property as of the date of such disbursement request.
     In making any payment from the Construction Fund, Trustee may rely conclusively on requisitions and certificates delivered to it pursuant to this Section, and Trustee and Issuer shall be relieved of all liability with respect to the accuracy of such requisitions and certificates and the making of such payments in accordance with such requisitions and certificates and all liability to see to the proper application thereof by Company.
     Section 4.3. Furnishing Documents to Trustee. Company agrees to cause such requisitions to be directed to Trustee as may be necessary to effect payments out of the Construction Fund in accordance with Section 4.2 hereof. Trustee shall retain a record of all such requisitions.
     Section 4.4. Establishment of Completion Date. The Completion Date shall be evidenced to Issuer and Trustee by (a) a certificate signed by an Authorized Company Representative stating that, except for amounts retained by Trustee at Company’s direction for any Cost of the Project not then due and payable, (i) acquisition and construction of the Project has been substantially completed and all costs of labor, services, materials, and supplies used in such acquisition and construction have been paid, except for punch list items, for which adequate reserves shall have been established (ii) all equipment for the Project has been installed to Company’s satisfaction, such equipment so installed is suitable and sufficient for the operation of the Project, and substantially all costs and expenses incurred in the acquisition and installation of such equipment have been paid, and (iii) all other facilities necessary in connection with the Project have been acquired, constructed, and equipped and all costs and expenses incurred in connection therewith have been paid and (b) certificate signed by an Authorized Company Representative stating that the Project has been substantially completed in accordance with all plans and specifications for the Project and complies with all applicable federal, State, and local laws, regulations, and other governmental requirements (including, without limitation, the federal Americans with Disabilities Act) . Notwithstanding the foregoing, the certificate required by clause (a) above shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Forthwith upon substantial completion of the acquisition, construction, and equipping of the Project, Company agrees to cause such certificates to be furnished to Issuer and Trustee.
       Any moneys in the Construction Fund remaining after the Completion Date and payment, or provision for payment, of the costs of financing the Project described above, at the direction of the Authorized Company Representative, promptly, and in all events on or before April 27, 1998, shall be:
     (i) used to acquire, construct, equip and install such additional real or personal property in connection with the Project, in accordance with the applicable provisions of the Code (including the public notice requirements therein) , as is designated by the Authorized Company Representative and the acquisition, construction, equipping and installation of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of the Bonds, will not be less than 5/6ths of the average maturity of the Bonds or, if such evidence is not presented with the direction, an opinion of Bond Counsel to the effect that the acquisition of such additional property will not result in the interest on the Bonds becoming subject to federal income taxation, and provided further that any such additional real or personal property shall be Mortgaged Property or Collateral, as applicable, pursuant to the terms of this Lease Agreement and Indenture;

     (ii) used to redeem Bonds in accordance with the terms of the Indenture; or
     (iii) used to accomplish a combination of the foregoing as is provided in that direction.
     Any amounts transferred from the Construction Fund to the Bond Fund shall be treated as a separate, restricted fund within the Bond Fund and may be invested and reinvested at the written direction of the Authorized Company Representative by Trustee only in investments designated by the Authorized Company Representative and permitted by the Indenture. The Authorized Company Representative shall in no event direct such investment such that the Yield on such investments would be in excess of the Yield on the Bonds. Trustee shall, to the extent of the funds available, apply such transferred funds to the redemption of Bonds (not including interest) on the earliest date that such Bonds are subject to redemption in accordance with and in the manner provided in the Indenture.
     Section 4.5. Company Required to pay in Event Construction Fund Insufficient. In the event the moneys in the Construction Fund available for payment of the Cost of the Project should not be sufficient to pay the Cost of the Project in full, Company agrees to complete the Project and to pay that portion of the Cost of the Project in excess of the moneys available therefor in the Construction Fund or to lease Equipment to complete the Project. Issuer does not make any warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Cost of the Project will be sufficient to pay all of the Cost of the Project. Company agrees that if, after exhaustion of the moneys in the Construction Fund, Company should pay any portion of the Cost of the Project pursuant to the provisions of this Section, Company shall not be entitled to any reimbursement therefor from Issuer, Trustee, or the owners of any of the Bonds, nor shall company be entitled to any limitation of the amounts payable under Section 5.3 hereof.
     Section 4.6. Enforcement of Contracts.
     (a) Issuer covenants that it will, upon request of the Company, execute and deliver to the Company or as the Company may otherwise direct, any agreement or contract required to be signed by the Issuer in connection with the Company’s acquisition, construction, equipping and operation of the Project, provided, however, that the execution and delivery of any such agreement(s) by the Issuer shall not affect the status of the Bonds as limited obligations of the Issuer payable solely out of the proceeds derived from this Lease Agreement, the sale of the Bonds referred to in Section 2.1 hereof, and the insurance proceeds and condemnation awards as herein provided.

     (b) Issuer covenants that it will take any action and institute any proceedings requested by Company to cause and require all contractors and material suppliers to complete their contracts diligently in accordance with the terms of said contracts, including, without limitation, the correcting of any defective work. All expenses incurred by Issuer in connection with the performance of its obligations under this Subsection (a) may be considered part of the Cost of the Project, and Issuer agrees that Company may, from time to time, in its own name, or in the name of Issuer, take such action as may be necessary or advisable, as determined by Company, to insure the construction of the Project in accordance with the terms of the construction contract and the installation of machinery and equipment in accordance with any applicable contract pertaining thereto, to insure the peaceable and quiet enjoyment of the Mortgaged Property for the term of this Lease Agreement.
     (c) The Issuer shall notify the Company of the existence of any warranties and/or guaranties received by the Issuer in connection with the Project and if requested by Company, Issuer will assign and extend to Company any vendor’s warranties received . by Issuer in connection with machinery and equipment purchased by Issuer for the Project, together with any warranties given by contractors, manufacturers, or service organizations who perform construction work or install any machinery and equipment on or in the Project. If requested, Issuer will execute and deliver instruments of assignment to Company to accomplish the foregoing.
     Section 4.7. Ownership of Tax Benefits. It is the intention of the parties that any tax benefits resulting from ownership of the Mortgaged Property and any tax credit or comparable credit which may ever be available shall accrue, to the benefit of Company, and Company shall, and Issuer upon advice of counsel may, make any election and take other action in accordance with the Code and the regulations promulgated thereunder as may be necessary to entitle Company to have such benefit and credit.
     Section 4.8. Investment of Moneys. Money held for the credit of any fund or account created in the Indenture shall, to the extent practicable, be invested and reinvested by Trustee as directed in writing by the Authorized Company Representative in Permitted Investments which shall mature not later than the date or dates on which the money held for credit of the particular fund shall be required for the purposes intended. Trustee shall sell or reduce to cash a sufficient amount of such investments in the Construction Fund whenever the cash balance in the Construction Fund is insufficient to pay a requisition when presented, and such investments in the Bond Fund whenever the cash balance in the Bond Fund is insufficient to pay the principal of and premium, if any, and interest on the Bonds when due. The Trustee shall have no liability for any loss on such sale or reduction to cash absent gross negligence or wilful misconduct.

     Trustee may make any and all such investments through its own investment department or the investment department of any bank or trust company under common control with Trustee. Issuer shall have no responsibility for control of or directing such investments and shall not be held accountable for any losses resulting from any such investments. All such investments and the income thereon shall at all times be a part of the fund (the Construction Fund the Bond Fund, or such other fund, as the case may be) from which the moneys used to acquire such investments shall have come, and all losses on such investments shall be charged against such fund. All investments shall be registered in the name of Trustee, as Trustee under the Indenture.
     Section 4.9. Plans and Specifications; Modifications to Mortgaged Property. Company agrees to maintain plans and specifications for the Mortgaged Property. Company may make any changes in or modifications of the plans and specifications, and may make any deletions from or substitutions or additions to the Mortgaged Property without the prior consent of Issuer so long as such changes or modifications in the plans and specifications, or deletions from or substitutions or additions to the Mortgaged Property, do not materially alter the size, scope, or character of the Mortgaged Property or impair the structural integrity and utility of the Mortgaged Property. If any such changes in or . modifications of the plans and specifications, or if any such deletions from or substitutions or additions to the Mortgaged Property, materially alter the size, scope, or character of the Mortgaged Property or impair the structural integrity and utility of the Mortgaged Property then, and in such event, no such changes, modifications, substitutions, deletions, or additions shall be made without the express written consent of Issuer, which consent shall not be unreasonably withheld. No changes in or modifications of the plans and specifications and no deletions from or substitutions or additions to the Mortgaged Property may be made without prior approval of the contractor’s sureties if required by the terms of any indemnity bond. Company covenants and agrees that no changes, modifications, substitutions, deletions, or additions shall be made with respect to the Mortgaged Property (a) if such change disqualifies the Project under the Act or results in interest on the Bonds being includable in the gross income of the Owners of the Bonds for federal income tax purposes, and (b) unless there shall be on deposit with Trustee adequate moneys available therefor or Company deposits in the Construction Fund adequate moneys to pay any additional Cost of the Project resulting therefrom.
     Section 4.10. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds for payment of the Cost of the Project, Issuer, concurrently with the execution of this Lease Agreement, will issue, sell, and deliver the Bonds and deposit the proceeds thereof in the Construction Fund.

ARTICLE V
EFFECTIVE DATE OF THIS LEASE AGREEMENT; DEFINITION OF
LEASE TERM; RENTAL PROVISIONS
     Section 5.1. Effective Date of this Lease Agreement; Duration of Lease Term. This Lease Agreement shall become effective upon its delivery, and the leasehold estate created herein shall then -begin, and, subject to the provisions of this Lease Agreement (including particularly Sections 5.3 and 7.5 hereof and Articles X and XI hereof) , shall continue until the later of (a) such date as payment has been made in full of the Bonds, including, without limitation, the payment of principal, interest to the payment date, premium, if any, Trustee’s fees and expenses, and registrars’ fees and expenses, or provision for such payment has been made as provided in the Indenture or (b) at midnight,. Local Time April 1, 2010.
     Section 5.2. Delivery and Acceptance of Possession. Issuer agrees that Company shall have possession of the Mortgaged Property (subject to the right of Trustee to enter thereon for inspection purposes and to the other provisions of Section 8.2 hereof) whenever such possession is desired by Company, provided such possession does not unreasonably interfere with the construction of the Buildings or installation of the Leased Equipment, and Company may install, maintain, and operate its own equipment during the Construction” Period.
     Section 5.3. Basic Rent and Additional Rent Payable.
     (a) Basic Rent.
     (i) On or before two Business Days prior to each Interest Payment Date, and on or before two Business Days prior to any date on which any or all of the Bonds shall be declared to be and shall become due and payable prior to their stated maturity pursuant to the provisions of the Indenture, by redemption or otherwise, Company shall pay directly to Trustee in immediately available funds the aggregate amount of principal, premium, if any, and interest becoming due and payable on the Bonds on such date.
     Anything herein to the contrary notwithstanding, any amount at any time held by Trustee in the Bond Fund (except for any amounts held in any separate, restricted fund within the Bond Fund created pursuant to Section 4.4 of this Lease Agreement) shall be credited against the next succeeding rental payment and shall reduce the payment to be made by Company to the extent such amount is in excess of the amount required for payment of Bonds theretofore matured or called for redemption and past due interest in all cases where such Bonds have not been presented for payment; and further, if the amount held by Trustee in the Bond Fund should be sufficient to pay at the times required the principal of and premium, if any, and interest on the Bonds then remaining unpaid, Company shall not be obligated to make any further rental payments under the provisions of this subsection (a)(i).
     (ii) Company will pay the amount, if any, required to be rebated to the United States of America pursuant to section 148(f) of the Code.
     (b) Additional Rent.
     (i) Company will pay the reasonable fees and expenses of Issuer related to the issuance of the Bonds or in connection with the Project and incurred upon the written request of Company.
     (ii) Company will pay the reasonable fees and expenses of Trustee under the Indenture, including the reasonable fees and expenses of the Trustee’s attorneys and agents, such reasonable fees and expenses to be paid directly to Trustee for its own account as and when such reasonable fees and expenses become due and payable, and any reasonable expenses in connection with any redemption of the Bonds.
     It is understood and agreed that all payments payable by Company under subsections 5.3(a)(i) of this Section are assigned by Issuer to Trustee as collateral security for the benefit of the owners of the Bonds. Company assents to such assignment.
     In the event Company should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of Company until the amount in default shall have been fully paid, and Company agrees to pay the same with interest thereon or with respect to payments to Trustee or Issuer with interest thereon, to the extent permitted by law, from the date thereof at the Agreed Rate.
     Payments made on account of the indebtedness evidenced by the Bonds and secured by the Indenture, or as otherwise required to be paid pursuant to the provisions of the Indenture or this Lease Agreement, whether made to the Trustee or otherwise, by the Company or by the Guarantor, shall constitute payments of Basic Rent and/or Additional Rent, as the case may be, under this Lease Agreement.
     Section 5.4. Place of Rental Payments. Issuer hereby directs Company and Company hereby agrees to pay to Trustee at Trustee’s principal corporate trust office all payments payable by Company pursuant to subsections 5.3(a) and 5.3(b)(ii).
     Section 5.5. Obligation of Company Hereunder Unconditional. Subject to the provisions of Section 9.6 hereof, the obligations of Company to make the payments required in Section 5.3 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, and the payments required in Section 5.3 shall be certainly payable on the dates and at the times specified without notice or demand, and without abatement or set-off, and regardless of any contingencies whatsoever, and notwithstanding any circumstances or occurrences that may now exist or that may hereafter arise or take place,including, but without limiting the generality of the foregoing:
     (a) The unavailability of the Mortgaged Property or any part thereof for use by Company at any time by reason of the failure to complete the overall industrial project by any particular time or at all or by reason of any other contingency, occurrence, or circumstance whatsoever;
     (b) Damage to or destruction of the Mortgaged Property or any part thereof;
     (c) Legal curtailment of Company’s use of the Mortgaged Property or any part thereof;
     (d) Change in Issuer’s legal organization or status;
     (e) The taking of title to or the temporary use of the whole or any part of the Mortgaged Property by condemnation;
     (f) Any termination of this Lease Agreement for any reason whatsoever;
     (g) Failure of consideration or commercial frustration of purposes;
     (h) Any change in the tax or other laws of- the United States of America or of the State;
     (i) Any default of Issuer under this Lease Agreement or any other default or failure of Issuer whatsoever.
     Nothing contained in this Section shall be construed to release Issuer from the performance of any of the provisions of this Lease Agreement on its part to be performed.
     Company covenants that it will not enter into any contract, indenture, or agreement of any nature whatsoever which shall in any way limit, restrict, or prevent Company from performing any of its obligations under this Lease Agreement.
     Section 5.6. Credit for Bonds Surrendered. Company shall have the right to surrender Bonds acquired by it to Trustee. Bonds so surrendered shall be forthwith cancelled and the principal amounts thereof upon the instructions by the Company to the Trustee shall be applied as (a) credits against mandatory sinking fund requirements pursuant to Section 303 of the Indenture, (b) credits or prepayments upon the basic rent payments due and payable with respect to the respective maturity dates or redemption dates of such Bonds in accordance with the instructions of the Company and the terms of the Indenture or (c) full payment of the Bonds pursuant to Section 11.3 of this Agreement.

ARTICLE VI
MAINTENANCE, MODIFICATIONS, IMPOSITIONS, AND INSURANCE
     Section 6.1. Maintenance and Modifications of Mortgaged Property by company.
     (a) Company agrees that during the Lease Term it will at its own expense (i) keep the Mortgaged Property in reasonably safe condition as its operations shall permit and (ii) keep the Buildings and the Leased Equipment and all other improvements forming a part of the Mortgaged Property in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof.
     (b) Company may from time to time, in its sole discretion and at its own expense, make any additions, modifications, or improvements at the Mortgaged Property location, including installation of additional machinery, equipment, furniture, or fixtures in the Buildings or on the Leased Land, which it may deem desirable for its business purposes; provided that all such additions, modifications, and improvements do not adversely affect the structural integrity of the Buildings. The Company shall be under no obligation to restore the Mortgaged Property to the condition it was in immediately prior to the commencement of the Lease term.
     (c) Company, in consideration of the premises and of the issuance of the Bonds by Issuer and the sum of $1.00, lawful money of the United States of America, to it duly paid by Issuer at or before the execution and delivery of this Lease Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the obligations of Company under this Lease Agreement and under the Guaranty and the Hazardous Substance Certification and Indemnification, does hereby grant a first position security interest (within the meaning of the Uniform Commercial Code in effect in the State) in, and pledge unto Issuer, and its assigns forever the Collateral, and the proceeds and products of the Collateral.
     (d) Company will not permit any mechanics’, materialmen’s, or other liens to be established or remain against the Mortgaged Property for labor or materials furnished in connection with any addition, modifications, improvements, repairs, renewals, or replacements so made by it; provided, that if Company shall first notify Trustee of its intention so to do, Company may provide the Issuer with a title insurance policy insuring the Mortgaged Property without exception for the lien in question or affirmative insurance insuring against collection out of the Mortgaged Property and may in good faith contest any mechanics’ or other liens filed or established against the Mortgaged Property, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless Issuer or Trustee shall notify Company that, in the opinion of Counsel, by nonpayment of any such items, the security of the Bondowners, as to any part of the Mortgaged

Property, will be materially endangered or the Mortgaged Property or any substantial part thereof will be subject to loss or forfeiture, in which event Company shall promptly pay and cause to be satisfied and discharged or bond (if legally permissible) all such unpaid items. Notwithstanding the foregoing, Company’s right to undertake a good faith contest of mechanic’s and other liens is subject to the condition that, if such contest continues for 6 months or more, Company must maintain adequate reserves for the payment of the same in accordance with generally accepted accounting principles. Issuer will cooperate fully with Company in any such contest.
     Section 6.2. Removal of Leased Equipment. Issuer shall not be under any obligation to renew, repair, or replace any inadequate, obsolete, worn-out, unsuitable, undesirable, or unnecessary Leased Equipment. In any instance where Company in its sound discretion determines that any items of Leased Equipment have become inadequate, obsolete, worn-out, unsuitable, undesirable, or unnecessary, Company may remove such items of Leased Equipment from the Buildings and the Leased Land and (on behalf of Issuer) sell, trade-in, exchange, or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to Issuer or Trustee therefor, provided that Company shall:
     (a) Substitute (either by direct payment of the costs thereof or by advancing to Issuer the funds necessary therefor) and install anywhere in the Buildings or on the Leased Land other machinery or equipment having equal or greater utility (but not necessarily having the same function) in the operation of the Buildings as a modern manufacturing facility (provided such removal and substitution shall not impair the operating unity of the remaining property) , all of which substituted machinery or equipment shall be free of all liens and encumbrances (other than Permitted Encumbrances) but shall become a part of the Leased Equipment provided, however, during the first three (3) years commencing from and after April 27, 1995, the Company may substitute Equipment (as defined in the Indenture) , or any other equipment leased by the Company from any lessor other than the Issuer in place of any Leased Equipment (collectively, the “Replacement Equipment”) removed from the Mortgaged Property, which Replacement Equipment shall not be or be deemed to be part of the Leased Equipment; or
     (b) Not make any such substitution and installation unless, (i) in the case of the sale of any such machinery or equipment to anyone other than itself or in the case of the scrapping thereof, Company shall pay into the Bond Fund the proceeds from such sale or the scrap value thereof, as the case may be, (ii) in the case of the trade-in of any such machinery or equipment for other machinery or equipment not to be installed in the Buildings or on the Leased Land, Company shall pay into the Bond Fund the amount of the credit received by it in such trade-in, and (iii) in the case of the sale of any such machinery or equipment to Company or in the case of any other disposition thereof Company shall pay into the Bond Fund an amount equal to the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting practice; provided, however, that no such payment into the Bond Fund need be made until the amount to be paid into the Bond Fund on account of all such dispositions not previously reported aggregates at least $100,000 in any calendar year; provided further, that Company may not fail to make any such substitution and installation if such failure would impair the operating unity of the remaining property.
     The removal from the Mortgaged Property of any portion of the Leased Equipment pursuant to the provisions of this Section shall not entitle Company to any abatement or diminution of the rents payable under Section 5.3 hereof.
     Company will promptly report to Trustee in writing such removal, substitution, sale, and other disposition and will pay to Trustee such amounts, if any, as are required by the provision of the preceding subsection (b) of this Section to be paid into the Bond Fund promptly after the sale, trade-in, scrapping, or other disposition requiring such payment; provided, however, that no such report need be made until the amount to be paid into the Bond Fund on account of all such disposition aggregates at least $100,000 in any calendar year.
     Section 6.3. Impositions. Company shall, during the Lease Term, timely, except as otherwise provided herein, bear, pay, and discharge, all taxes and assessments, general and special, if any, which may be taxed, charged, levied, assessed, or imposed upon or against or be payable for or in respect of the Mortgaged Property, or any part thereof, or any improvements at any time thereon or Company’s interest in the Mortgaged Property under this Lease Agreement, including any new taxes and assessments not of the kind enumerated above to the extent that the same are made, levied against real and personal property, and further including without limitation all water and sewer charges, assessments, and other governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would encumber Issuer’s title to the Mortgaged Property (all of the foregoing being herein referred to as “Impositions”) . In the event any special assessment taxes are lawfully levied and assessed which may be paid in installments, Company shall be required to pay only such installments thereof as become due and payable during the Lease Term as and when the same become due and payable. Any Impositions which Company is required to bear, pay, and discharge shall be remitted directly to the authority which is entitled to the payment thereof. In no event shall Company consent to any new special taxes without the prior written consent of Trustee.
     Within 30 days after the last day for payment or as soon thereafter as is reasonably practicable, without penalty or interest, of an Imposition which Company is required to bear, pay, and discharge pursuant to the terms hereof, Company shall deliver to Issuer upon its written request a reproduced copy of any statement issued therefor which has been duly receipted to show the payment thereof.
     Notwithstanding the foregoing, Company shall have the right, in its or Issuer’s name, to contest in good faith the validity or amount of any Imposition which Company is required to bear, pay, and discharge pursuant to the terms of this Section by appropriate legal proceedings provided Company, before instituting any such contest in Issuer’s name, gives Issuer written notice of its intention so to do and Company diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, sets aside on its books and maintains adequate reserves for the payment of any liability therefrom in conformity with generally accepted accounting principles, and promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. Company shall hold Issuer whole and harmless from any costs and expenses Issuer may incur related to any such contest.
     Issuer covenants that it will not part with title to the Mortgaged Property or any part thereof during the Lease Term, except as authorized in this Lease Agreement, or take any other affirmative action which may reasonably be construed as tending to cause or induce the levy or assessment of ad valorem taxes on the Mortgaged Property. Issuer and Company acknowledge that under present law no part of the Mortgaged Property will be subject to ad valorem taxation by the State or by any political or taxing subdivision thereof.
     Section 6.4. Insurance Required. During the Construction Period and throughout the Lease Term, Company shall keep the Mortgaged Property continuously insured against such risks as are customarily insured against by business of like size and type, paying as the same become due all premiums in respect thereto, including but not necessarily limited to:
     (a) Fire and Extended Coverage Insurance. Subsequent to completion of the Project and expiration of the builder’s risk policy referred to in subsection (d) below, insurance against loss or damage by fire with standard extended coverage, vandalism, and malicious mischief endorsement. Such insurance shall be in an amount equal to or exceeding the lesser of (i) the full replacement value of the Mortgaged Property, or (ii) the amount required for the full redemption or retirement of all Bonds then outstanding; provided, however, in any event, such insurance shall be in an amount necessary to prevent application of any coinsurance provisions of the applicable policies. The proceeds of all such policies shall be payable to Issuer, Company, and Trustee as their interests may appear, provided that any such policies may be so written or endorsed as to make payments on claims for losses not in excess of

$100,000 payable directly to Company. All claims on such insurance regardless of amount may be adjusted by Company with the insurers, subject to approval of Trustee, which approval shall not be unreasonably withheld, as to settlement of any claim in excess of $100,000. Issuer shall cooperate with Company in adjusting any such loss.
     (b) Public Liability Insurance. General public liability insurance against claims for bodily injury, death, or property damage occurring in connection with the Mortgaged Property, such insurance to afford protection to Issuer and Trustee as additional insureds of not less than $10,000,000 per occurrence.
     (c) Workers’ Compensation Insurance. Workers’ compensation insurance, including qualified self-insurance pursuant to the workers’ compensation laws of the State, covering all persons employed by Company at the Mortgaged Property. Company will cause such insurance to be maintained by any independent contractors engaged by Company in connection with any work done on or about the Mortgaged Property with respect to which claims for death or bodily injury could be asserted against Company, Issuer, or Trustee, complying with the rules, regulations, and requirements of the State from time to time in force.
     (d) Builder’s Risk Insurance. During the course of construction of the Project until the fire and extended coverage insurance set forth in subsection (a) above is in force, a standard form builder’s risk policy on a replacement cost basis, with an “all risk” endorsement, a course of construction endorsement, and a collapse insurance provision, in an amount equal to the completed value of the portion of the Project covered by a construction contract, with loss payable to Issuer, Company, and Trustee, as their interests may appear.
     (e) Flood Insurance. If all or part of the Mortgaged Property is located in an area now or hereafter identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, policies of flood insurance in an amount at least equal to the lesser of (1) the amount of the Bonds, (2) the insurable value of the improvements, or (3) the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
      Company shall annually provide Trustee with an opinion of an independent insurance broker of recognized national standing that the insurance then in force upon the Mortgaged Property is in compliance with the provisions of this Section 6.4.
     Nothing in this Section 6.4 or any other portion of this Lease Agreement shall be construed to prevent Company from including the Mortgaged Property under Company’s blanket forms of insurance coverage, provided that each and all of the requirements of this Section 6.4 be complied with under such blanket coverage.
     Section 6.5. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance required in Section 6.4 hereof shall be applied as follows: (i) the Net Proceeds of the insurance required in Sections 6.4 (a), (d), and (e) hereof shall be applied as provided in Section 7.2 hereof, and (ii) the Net Proceeds of the insurance required in Sections 6.4(b) and (c) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.
     Section 6.6. Additional Provisions Regarding Insurance. All insurance required in Section 6.4 hereof shall be taken out and maintained with generally recognized responsible insurance companies selected by Company. All policies evidencing such insurance shall provide for payment of the losses to Issuer, Company, and Trustee as their respective interests may appear, and the policies required by Sections 6.4 (a), (d), and (e) shall bear endorsements requiring that all proceeds of insurance resulting from any claim in excess of $100,000 for loss or damage covered thereby be paid to Trustee; provided, however, that all claims regardless of amount may be adjusted by Company with insurers, subject to approval of Trustee, as to settlement of any claim in excess of $100,000, which approval shall not be unreasonably withheld.
     All policies, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with Trustee, with a copy to Issuer. Each such policy shall contain a provision that such policy may not be cancelled unless Trustee is notified in writing at least 30 days prior to the cancellation; and, at least 30 days prior to the expiration of any such policy, Company shall furnish Trustee with written evidence satisfactory to Trustee that the policy has been renewed or replaced or is no longer required by this Lease Agreement.
     Section 6.7. Advances by Issuer or Trustee. In the event Company shall fail to maintain the full insurance coverage required by this Lease Agreement or shall fail to keep the Mortgaged Property in as reasonably safe condition as its operating conditions will permit, or shall fail to keep the Buildings and the Leased Equipment in good repair and good operating condition, Issuer or Trustee may (but unless satisfactorily indemnified shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or make the required repairs, renewals, and replacements; and all amounts so advanced therefor by Issuer or Trustee shall become an additional obligation of Company to the one making the advancement secured by the Mortgaged Property, which amounts Company agrees to pay with interest thereon, to the extent permitted by law, from. the date thereof at the Agreed Rate.
     Section 6.8. Release and Indemnification Covenants.
     (a) Company shall and hereby agrees to indemnify and save Issuer (including but not limited to past, present, and future aldermen, officials, and other persons acting on Issuer’s behalf) and Trustee, and their officers, agents, and employees, harmless against and from all claims by or on behalf of any person, firm, corporation, or other legal entity arising from the conduct or management of, or from any work or thing done on, the Mortgaged Property during the term of this Lease Agreement, including without limitation, (i) any condition of the Mortgaged Property, (ii) any breach or default on the part of Company in the performance of any of its obligations under this Lease Agreement, (iii) any act or negligence of Company or of any of its agents, contractors, servants, employees, or licensees, or (iv) any act or negligence of any assignee or lessee of Company, or of any agents, contractors, servants, employees, or licensees of any assignee or lessee of Company. Company shall indemnify and save Issuer and Trustee harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from Issuer or Trustee, Company shall defend them or either of them in any such action or proceedings.
     (b) It is the intention of the parties hereto that Issuer shall not incur any pecuniary liability by reason of the terms of this Lease Agreement or the undertakings required of Issuer hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture, or by reason of the performance of any act requested of Issuer by Company, including all claims, liabilities, or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing; nevertheless, if Issuer should incur any such pecuniary liability, then in such event Company shall indemnify and hold Issuer, its officers, members, agents, and employees harmless against all claims by or on behalf of any person, firm, or corporation or other legal entity arising out of the same and all costs and expenses reasonably incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from Issuer, Company shall defend Issuer in any such action or proceeding.
     (c) Nothing contained in this Section 6.8 shall be construed to indemnify or release Issuer from its liability in connection with the Mortgaged Property arising from the wanton negligence or intentional acts or failure to act on the part of Issuer, its employees, agents, or representatives acting in their capacities as such.
     Section 6.9. Environmental Considerations. During the Lease Term, Company agrees that the Mortgaged Property shall not be used at any time during the Lease Term to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner deal with hazardous materials except as incidental to its business or the business of any occupant of the whole or any part of the Mortgaged Property whose occupancy of the Mortgaged Property or such part thereof is not in violation of the terms of this Lease Agreement (which includes the occupancy with the consent of the Issuer). Company further agrees that it will defend, indemnify, and hold harmless Issuer from and against any and all liabilities, claims, damages, penalties, expenditure, losses, or charges, including but not limited to all reasonable and necessary costs of investigation, monitoring, legal fees, remedial response, removal, restoration, or permanent acquisition which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred as a result of any contamination resulting from the disposal, storage, treatment, processing, or other handling of waste contamination, PCBs, or other toxic or hazardous substance, which arise from Company’s or any other permitted occupant’s activity after April 27, 1995 on or under the Mortgaged Property. Company and Issuer each agree to promptly notify the other and the Trustee in writing by certified mail with return receipt requested, of the receipt of any written environmental claim, suit, or demand by any individual, corporation, partnership, governmental agency, or other legal entity concerning the Mortgaged Property. Issuer reserves the right to defend against such claim, suit, or demand at its sole cost and expense, and Company will cooperate with Issuer in such defense.
     Notwithstanding anything to the contrary in this Lease Agreement, nothing in this Lease Agreement, including without limitation this Section 6.9, shall diminish, derogate, or otherwise limit the rights and interests of Trustee under the Hazardous Substance Certification and Indemnification.
     Section 6.10. Payments in Lieu of Taxes. Section 6.3 provides that Company is obligated to pay all taxes and assessments levied and assessed on the Project during the term of this Lease. Company is informed and understands that, notwithstanding the provisions of Section 6.3, under Article 16, Section 5 of the Constitution of the State, as interpreted by the Arkansas Supreme Court in Wayland v. Snapp, 233 Ark. 57, 334 S.W.2d 633 (1960) , and Ark. Code Ann. §§ 14-164-701 to -703 (1987 & Supp. 1993), the Project will be exempt from ad valorem taxes because it is owned by Issuer and used for a public purpose within the meaning of the applicable Constitutional and statutory provisions affording the exemption.

     Thus, Company understands that it, as lessee of the Project owned by Issuer, will, in fact, pay no ad valorem taxes on the Project under the provisions of Section 6.3. Issuer has indicated a reluctance to lose all tax revenues which would otherwise be received by it if the property involved was privately owned.
     Therefore, to induce Issuer to proceed with the issuance of the Bonds for the purpose indicated, which will inure to the benefit of Company, and for other valuable consideration, the receipt of which is hereby acknowledged, Company agrees with Issuer as follows:
     (a) In lieu of ad valorem property taxes, Company will pay to Issuer the percentage set forth below of an annual sum equal to the amount which would be payable as ad valorem taxes on Company’s interest in the Project were the Project not exempt from ad valorem taxation, payable not later than October 10 each year:

Payment Date	Tax	Percentage
(October 10)	Year	Payable
1996	1995	50
1997	1996	60
1998	1997	70
1999	1998	80
2000	1999	90
2001	2000 and thereafter	100
     (b) Company representatives will meet annually with the Assessor of Greene County and determine the assessed valuation of the real and personal properties comprising the Project. The determination shall be made by mutual agreement if possible, and if not, shall be made by the Assessor as though the Project properties were privately owned. Company shall have all rights granted to property owners under Arkansas law to appeal assessments to the county equalization board and to appeal decisions of the county equalization board to the county court. The amount to be paid each year shall be determined by applying the millage rates of the taxing authorities that would be applicable to the Project properties for that year if the Project properties were privately owned.
     (c) Payments hereunder are not intended to be in lieu of (i) any licenses, occupation or privilege tax or fee imposed upon Company for or with respect to its right to carry on its business in the State, (ii) any special benefit or local improvement tax or assessment or (iii) fees or charges for utility services rendered, such as for water or sewer services.

     (d) The payments to be made hereunder are intended to be in lieu of all ad valorem taxes that would have to be paid on the Project to the State of Arkansas, Greene County, Issuer, school districts, and/or other political subdivisions of the State if the Project were not exempt from ad valorem taxes under the provisions of Article 16, Section 5 of the Constitution of the State and Ark. Code Ann. §§ 14-164-701 to -703 (1987 & Supp. 1993) (the “taxing authorities”) .
     (e) Issuer agrees to distribute each payment under this Section 6.10 among the taxing authorities in the proportion that the millage collected by each bears to the total millage collected by all during the year of distribution.
     (f) If by reason of a change in the Constitution of the State, a change by the Supreme Court of the State in its interpretation of the Constitution, a change by the General Assembly of the State, or otherwise Company is required to pay any tax for which the payments specified in paragraph (a) are intended to be in lieu, Company may deduct the aggregate of any such payments made by it from any amount herein agreed to be paid under paragraph (a) .
     (g) The agreement in this Section 6.10 made by Company shall terminate and be of no further force and effect from and after the date that this Lease Agreement shall terminate for any purpose. If such termination shall be at a point constituting a portion of a year, Company shall pay for the year in which termination occurred that portion of the specified annual payment that the number of days in such year that the Project was exempt prior to the terminations bears to 365 days (366 days in a leap year).
     (h) This Section 6.10 shall be binding upon the successors and assigns of Company, but no assignment shall be effective to relieve Company of any of its obligations hereunder unless expressly authorized and approved in writing by Issuer.
ARTICLE VII
DAMAGE, DESTRUCTION, AND CONDEMNATION;
USE OF NET PROCEEDS
     Section 7.1. Damage and Destruction. Unless Company shall have exercised its option to prepay the amounts payable under this Agreement pursuant to the provisions of Section 11.2 (a) hereof, if prior to full payment of the Bonds (or provisions for payment thereof having been made in accordance with the provisions of the Indenture) the Mortgaged Property or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty, Company shall be obligated to continue to pay the amounts specified in Section 5.3 hereof. Company shall give prompt written notice of any such destruction or damage in excess of $100,000 to Issuer and Trustee.
     Section 7.2. Application of Net Proceeds. Prior to the Completion Date, Issuer, Trustee, and Company will cause the Net Proceeds of any insurance proceeds resulting from any events described in Section 7.1 hereof to be deposited in the Construction Fund and to be disbursed therefrom as provided in Article IV of this Lease Agreement and the Indenture. Subsequent to the Completion Date, Issuer, Trustee, and Company will cause the Net Proceeds of any insurance proceeds resulting from any event described in Section 7.1 hereof to be deposited in a separate trust fund, provided that Net Proceeds in an amount less than $100,000 shall be paid directly to Company. All Net Proceeds shall be applied in one or more of the following ways as shall be elected by Company in a written notice to Issuer and Trustee:
     (a) To the prompt repair, restoration, modification, or improvement of the Mortgaged Property by Company, and Issuer does hereby authorize and direct Trustee to make disbursements from such separate fund for such purposes or to reimburse Company for costs paid by it in connection therewith upon receipt of a requisition acceptable to Trustee signed by an Authorized Company Representative stating with respect to each disbursement to be made: (1) the requisition number, (2) the name and address of the person, firm, or corporation to whom payment is due, (3) the amount to be disbursed, and (4) that each obligation mentioned therein has been properly incurred, is a proper charge against the separate trust fund, and has not been the basis of any previous disbursement. Any balance of the Net Proceeds remaining after such work has been completed shall be transferred to the Bond Fund to be applied to the payment of principal of and premium, if any, and interest on the Bonds, or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in such separate trust fund shall be paid to Company.
     (b) To redemption of the Bonds on the next succeeding interest payment date as specified in a written notice by Company to Trustee; provided, that no part of the Net Proceeds may be applied for such redemption unless (1) all of the Bonds are to be redeemed in accordance with the Indenture upon prepayment of the amounts payable hereunder pursuant to Section 11.2(a) hereof or (2) in the event that less than all of the Bonds are to be redeemed, Company shall furnish to Issuer and Trustee a certificate of the Authorized Company Representative acceptable to Issuer and Trustee stating that (i) the property forming the part of the Mortgaged Property that was damaged or destroyed by such casualty is not essential to the use or possession of the Mortgaged Property by Company or (ii) the Mortgaged Property has been repaired restored, modified, or improved to operate as designed.
     Section 7.3. Insufficiency of Net Proceeds. If the Net Proceeds are insufficient to pay in full the cost of any repair, restoration, modification, or improvement referred to in Section 7.2(a) hereof, Company will nonetheless complete the work and will pay any cost in excess of the amount of the Net Proceeds held by Trustee. Company agrees that if by reason of any such insufficiency of the Net Proceeds, Company shall make any payments pursuant to the provisions of this Section, Company shall not be entitled to any reimbursement therefor from Issuer, Trustee, or the Owners of any of the Bonds, nor shall Company be entitled to any diminution of the amounts payable under Section 5.3 hereof.
     Section 7.4. Cooperation of Issuer. Issuer shall cooperate fully with Company at the expense of Company in filing any proof of loss with respect to any insurance policy covering the casualties described in Section 7.1 hereof and will, to the extent it may lawfully do so, permit Company to litigate in any proceeding resulting therefrom in the name and behalf of Issuer. In no event will Issuer voluntarily settle, or consent to the settlement of, any proceeding arising out of any insurance claim without the written consent of the Authorized Company Representative.
     Section 7.5. Rights of Parties in Event of Condemnation; Bonds Protected in Any Event.
     A. If during the Lease Term title to all or substantially all of the Mortgaged Property shall be taken or condemned by a competent authority for any public use or purpose, then this Lease Agreement shall terminate at midnight on the 15th day after the vesting of title in such authority and rent shall be paid to and adjusted as of that day. In that event, subject to the subsequent provisions of this Section, the condemnation award shall belong to Issuer and shall be paid to Trustee and deposited into the Bond Fund (subject to the provisions of the Indenture and this Lease Agreement) and Company hereby assigns the award to Issuer. In the event the net condemnation award (being the gross amount awarded less all reasonable attorney’s fees and other reasonable expenses and costs in the condemnation proceeding) together with the amount then in the Bond Fund shall be insufficient to pay in full, on the redemption date fixed by Company pursuant to the provisions of Section 301 of the Indenture, the amount necessary to pay all principal, premium, if any, interest, Trustee’s fees, and all other costs of redemption (all of which, for purposes of this Section, shall be called “total bond redemption expense”), Company agrees to pay promptly upon payment of the condemnation award, as additional rent under this Lease Agreement, the amount by which the total bond redemption expense shall exceed the net condemnation award plus the amount then on deposit in the Bond Fund. Company’s agreement to pay additional rent pursuant to this Section 7.5 shall survive any termination of the Lease Agreement under this Section 7.5. For the purposes of this Article VII, “all or substantially all of the Mortgaged Property” shall be deemed to mean a taking of all of the Mortgaged Property or a taking of such a substantial portion of the Mortgaged Property that Company, as determined by Company in its sole discretion, cannot reasonably operate the remainder in substantially the same manner as before. In the event the net condemnation award, together with the amount in the Bond Fund, shall be in excess of the amount necessary to pay the total bond redemption expense and Company is not in default in any of its other obligations hereunder, or Company is in default in any of its obligations hereunder and the net condemnation award plus the amount then on deposit in the Bond Fund plus any amount previously paid to the Bondowners on account of the total bond redemption expense shall be in excess of the amount necessary to pay the total bond redemption expense, then the appropriate excess shall belong to and be paid to Company; provided, however, that if Company is in default with reference to any of its other obligations hereunder, the amount necessary to satisfy such default shall have been previously paid to Trustee by Company. To the extent that the sum of the net condemnation award plus the amount then on deposit in the Bond Fund plus any amount previously paid to the owners of the Bonds on account of the total bond redemption expense shall be less than the total bond redemption expense, Company agrees to pay such deficiency to Issuer as additional rent hereunder. If less than all of the Mortgaged Property shall be so taken or condemned and this Lease shall terminate as provided in this Section 7.5 (A), then the part of the Mortgaged Property not so taken or condemned shall be sold at a public auction (at which auction the Company, the Guarantor, the Issuer and the Trustee shall have the right to bid), and the net proceeds of such sale shall be deemed to be included in and be part of the award or awards, to be disposed of as set forth in this subdivision (A). Issuer agrees that it will not voluntarily accept, without the prior approval of Company, any condemnation award, and Issuer agrees that it will cooperate with Company with the end in view of obtaining the maximum justifiable condemnation award.
     B. If less than substantially all of the Mortgaged Property shall be taken or condemned by a competent authority for any public use or purpose, neither the term nor any of the obligations of either party under this Lease Agreement shall be affected or reduced in any way, and
     (i) If any part of the improvements owned by Issuer on the Mortgaged Property (improvements as used herein shall include any item of Issuer’s equipment) is taken, Company shall proceed to repair or rebuild (repair or rebuild shall include replacement of any item of Issuer’s equipment) the remaining part as nearly as possible to the condition existing prior to such taking, to the extent that the same may be feasible, subject to the right on the part of Company to make alterations so as to improve the efficiency of the improvements; and
     (ii) The entire condemnation award shall be paid to Company, and Issuer hereby assigns the same to Company for the use of Company in repairing and rebuilding as provided in (i) above. The said award shall be transferred to Company in the same manner as is provided in Section 7.2 with respect to insurance proceeds, provided that the words “Net Proceeds” there referred to shall for purposes hereof refer to “net condemnation award.” If the net condemnation award is in excess of the amount necessary to repair and rebuild as specified in (i) above, such excess shall be paid to Trustee and deposited in the Bond Fund. If such excess is more than the remaining total basic rent obligations of Company hereunder, and if at that time Company is not in default with respect to any of its obligations, the amount of excess over and above the amount necessary to satisfy the obligations with reference to which Company is in default shall be paid to Company. If the net condemnation award is less than the amount necessary for Company to repair and rebuild as set forth in (i) above,. Company shall nevertheless complete the repair and rebuilding work and pay the cost thereof; and
     (iii) If no part of the improvements is taken, the net condemnation award shall be paid to Trustee and deposited in the Bond Fund.
     C. In the event of taking under either A or B above, Company shall have the right to participate at its own expense in, and to offer proof in, the condemnation proceedings and to receive that portion of any award (by way of negotiation, settlement, or judgment) which may be made for damages sustained by Company solely as a result of the interruption of Company’s business or with respect to the Company’s trade fixtures, equipment, improvements and moving expenses by reason of the condemnation; provided, however, nothing in this subsection C shall be construed to diminish or impair in any way Company’s obligation under subsection A of this Section 7.5 to pay as additional rent the amount of any insufficiency of the net condemnation award and the funds in the Bond Fund to pay the total bond redemption expense.
     D. If the temporary use of the whole or any part of the Mortgaged Property shall be taken by right of, or acquired pursuant to the threat of, eminent domain, this Lease Agreement shall not be thereby terminated and the parties shall continue to be obligated under all of its terms and provisions, and, provided that an Event of Default has not occurred and is continuing under this Lease Agreement, Company shall be entitled to receive the entire amount of the award made for such taking, whether by way of damages, rent, or otherwise.
     Section 7.6. Company Obligated to Continue Basic and Additional Rental Payments Until Condemnation Award Available. In the event of a taking of all or substantially all of the Mortgaged

Property as provided in Section 7.5 A, notwithstanding the provision therein that the rent shall be paid to and adjusted as of the vesting of title in the taking authority, Company agrees to continue to make payment of the basic rent and the additional rent until the condemnation award shall be actually received by Issuer; provided, however, Company shall be repaid, solely out of the net condemnation award, the amount of rent so paid after the date provided in Section 7.5 A for the adjustment of rent. This agreement to repay shall not be construed in any way to impair or diminish Company’s obligations under Section 7.5 to pay as additional rent the amount of any insufficiency of the net condemnation award and the moneys in the Bond Fund to pay the total bond redemption expense.
     Section 7.7. Right of Company to Participate in Condemnation Proceedings. Company shall have the right to participate in its own name in any negotiations or condemnation proceedings, but at its own expense, to resist or defend condemnation, and to make any presentation or conduct any proceeding which in its discretion is necessary or desirable to obtain any proper relief and, if the condemnation is concluded, to obtain the maximum award justified by the taking, subject, however, at all times to the prior rights of Issuer and Trustee with respect to the indebtedness represented by the Bonds.
     Section 7.8. Issuer’s Covenant Not to Condemn. Issuer covenants that it will not take or condemn any part of the Mortgaged Property, or attempt to do so.
ARTICLE VIII
SPECIAL COVENANTS
     Section 8.1. No Warranty of Condition or Suitability by Issuer. ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OP THE MORTGAGED PROPERTY OR THAT THE MORTGAGED PROPERTY WILL BE SUITABLE FOR COMPANY’S PURPOSES OR NEEDS OTHER THAN THE REPRESENTATION AND WARRANTY THAT THE MORTGAGED PROPERTY HAS THE PROPER ZONING DESIGNATION FOR THE PURPOSES OF THE COMPANY.
     Section 8.2. Inspection of the Mortgaged Property. Company agrees that Trustee and Issuer and their duly authorized agents shall have the right at all reasonable times during business hours to enter upon the Leased Land and to examine and inspect the Mortgaged Property without interference or prejudice to Company’s operations. Company further agrees that Issuer and its duly authorized agents who are acceptable to Company shall have such rights of access to the Mortgaged Property as may be reasonably necessary to cause to be completed the construction and installation provided for in Section 4.1 hereof.

     Section 8.3. Company to Maintain its Corporate Existence. Company will maintain its corporate existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it without providing an opinion of Bond Counsel to the Issuer and the Trustee that such a merger, dissolution or consolidation will not materially violate the Act or cause interest on the Bonds to be includable in the gross income of the owners thereof for federal income tax purposes.
     Section 8.4. Release of Certain Land. Notwithstanding any other provision of this Lease Agreement, the parties hereto, with the prior written consent of Trustee, which consent shall not be unreasonably withheld, reserve the right at any time and from time to time to amend this Lease Agreement for the purpose of effecting the release of and removal from this Lease Agreement and the leasehold estate created hereby (i) of any unimproved part of the Leased Land (on which neither the Buildings nor any Leased Equipment is located but on which transportation or utility facilities may be located) on which Issuer proposes to construct improvements for lease to Company under another and different lease agreement or (ii) any part of the Leased Land with respect to which Issuer proposes to grant an easement or convey a fee or other title to a railroad or other public or private carrier or to any public utility or public body in order that transportation facilities or services by rail, water, road, or other means or utility services for the Mortgaged Property may be provided, increased, or improved; provided, that if at the time any such amendment is made any of the Bonds are outstanding and unpaid there shall be deposited with Trustee the following:
     (a) A copy of the said amendment as executed.
     (b) A resolution of Issuer (i) stating that Issuer is not in default under any of the provisions of the Indenture and Company is not, to the knowledge of Issuer, in default under any of the provisions of this Lease Agreement or the Guaranty, (ii) giving an adequate legal description of that portion of the Leased Land to be released, (iii) stating the purpose for which Issuer desires the release, (iv) stating that the said improvements which will be constructed on the said Leased Land and the services which will be provided, increased, or improved will be such as will promote the continued industrial development of Issuer, and (v) requesting such release.
     (c) A resolution of the board of directors of Company or executive committee of said board (if permitted under Company’s by-laws) authorizing the execution of such amendment together with an officer’s certificate stating that Company is not in default under any of the provisions of this Lease Agreement.
     (d) A copy of the agreement between Issuer and Company wherein Issuer agrees to construct improvements on the portion of the Leased Land so requested to be released and agrees to lease the same to Company, and wherein Company agrees to lease the same from Issuer, or a copy of the instrument granting the easement or conveying the title to a railroad, public utility, or public body.
     (e) A certificate of an Independent Engineer who is acceptable to Trustee, dated not more than 60 days prior to the date of the release and stating that, in the opinion of the person signing such certificate, (i) the portion of the Leased Land so proposed to be released is necessary or desirable for railroad, utility service, or roads to benefit the Mortgaged Property or is not otherwise needed for the operation of the Mortgaged Property for the purposes hereinabove stated, (ii) the release so proposed to be made will not impair the usefulness of the Buildings as a manufacturing facility, and (iii) the remaining portion of Leased Land after the release will be a legal parcel.
     (f) Company and Issuer agree that all walls presently standing or hereafter erected on or contiguous to the boundary line of the Leased Land so proposed to be released shall be party walls-for the purpose of tying-in of new construction. If any party wall is utilized for the purpose of tying-in new construction with the building to be utilized under common control with the Mortgaged Property, utility facilities on the Leased Land, including those within the Buildings, may be interconnected for the purpose of serving the new construction to be placed on Leased Land so released and any non-loadbearing panels in any party wall may be removed; provided, however, that if the Leased Land so released and construction thereon ceases to be operated under common control with the Buildings, non-loadbearing wall panels similar in quality to those which have been removed will be installed and separate utility services will be provided for the new construction.
     In the event that the conditions described in Section 8.4(a), (b), (c), (d), (e) and (f) have been fulfilled, the Issuer agrees to execute and deliver to the Company, all documents reasonably requested by the Company to evidence the release of the portion of the Leased Land so proposed to be released, including, but not limited to, a release of lien in recordable form, from the lien of the Indenture, an amendment to this Lease Agreement in recordable form, evidencing the release of the Leased Land sought to be released from this demise and from the definition of Mortgaged Property, and any UCC-3 termination statement required to evidence the release of the Leased Land and any Leased Equipment situated thereon sought to be released from any UCC-1 financing statement and security agreement held by the Issuer, being, however, a partial release, which does not release the security interest in the balance of the Mortgaged Property covered by the corresponding UCC-1 financing statement.
     No release effected under the provisions hereof shall entitle Company to any abatement or diminution of the rents payable under Section 5.3 hereof.
     Section 8.5. Granting of Easements. If no event of default shall have happened and be continuing, and subject to the prior written consent of Trustee, which consent shall not be unreasonably withheld, Company may at any time or times grant easements, licenses, rights-of-way (including the dedication of public highways) , and other rights or privileges in the nature of easements with respect to any property included in the Mortgaged Property, free from the lien of the Indenture, or Company may release existing easements, licenses, rights-of-way, and other rights or privileges with or without consideration, and Issuer agrees that it shall execute and deliver and will cause and direct Trustee to execute and deliver any instrument necessary or appropriate to confirm the release of any such easement, license, right of way and other right or privilege in the nature of easements when so granted from the lien of the Indenture, including, but not limited to, delivery by the Issuer of a release of lien in recordable-form and a subordination agreement in recordable form confirming that the lien of the Indenture is subject and subordinate to such easement, license, right of way or other right or privilege granted pursuant to this Section 8.5, and grant or release any such easement, license, right-of-way, or other right or privilege upon receipt of: (i) a copy of the instrument of grant or release; (ii) a written application signed by the president or any vice president of Company requesting such instrument; and (iii) a certificate executed by the president or any vice president of Company stating (1) that such grant or release is not detrimental to the proper conduct of the business of Company, and (2) that such grant or release will not impair the effective use or interfere with the operation of the Mortgaged Property and will not weaken, diminish, or impair the security intended to be given by or under the Indenture.
     Section 8.6. Compliance with Code. Issuer and Company recognize that the Bonds are to be issued under such circumstances that the interest thereon shall remain excludable from gross income for federal income taxation purposes, and to that end Company represents to and covenants with Issuer, Trustee, and each Bondowner as follows:

     (a) Company will fulfill all conditions specified in section 144 (a) (4) of the Code and applicable Regulations, to qualify the Bonds as a “small issue” thereunder.
     (b) Company will comply with and fulfill all other requirements and conditions of the Code and applicable Regulations in the acquisition, construction, and operation of the Project to the end that the interest on the Bonds shall at all times be free from federal income taxation.
     (c) No part of the Project reached a degree of completion which would permit operation at substantially the level for which it was designed and was, in fact, in operation at such level more than one year prior to April 27, 1995.
     (d) The average maturity of the Bonds (determined by their respective issue prices) does not exceed 120 percent of the average reasonably expected economic life of the various facilities to be financed with the proceeds of the Bonds (determined by taking into account the respective costs of such facilities and by using the guideline economic life for each respective facility as set forth in the ADR [asset depreciation range] midpoint life tables for machinery and equipment and as set forth in Revenue Procedure 62-21 for structures).
     (e) In accordance with section 149 (e) of the Code, Company covenants and agrees to furnish to Issuer not later than 5 days before the issuance and delivery of the Bonds a fully completed Internal Revenue Service Form 8038 with respect to the Bonds. Company further covenants and agrees that it or its agents will have the primary responsibility as between or among any preparers for the overall substantive accuracy of the preparation of Form 8038. Company will hold harmless Issuer, Bond Counsel, Trustee and any purchaser or owner of the Bonds against all consequences of any material misrepresentation in or material omission from such Form 8038.
     (f) Company has delivered to Issuer a certificate in accordance with the provisions of the Code and Regulation §1.148-2(b) stating that on the basis of the facts, estimates, and circumstances in existence on April 27, 1995, as such facts, estimates, and circumstances are set forth in the certificate, it is not expected that the proceeds of the Bonds will be used in a manner that would cause the Bonds to be arbitrage bonds within the meaning of section 148 of the Code and the Regulations.
     Section 8.7. Federal Guarantee Prohibition. Issuer and Company covenant that neither Issuer nor Company shall take any action or permit or suffer any action to be taken if the result of the same would be to cause the Bonds to be “federally guaranteed” within the meaning of section 149(b) of the Code and Regulations.
     Section 8.8. Limitation on Issuance Costs. Issuer and Company covenant that, from the proceeds of the Bonds received from the Original Purchaser on April 27, 1995 an amount not in excess of 2 percent of the face amount of the Bonds shall be used to pay for, or provide for the payment of, Issuance Costs. For this purpose, if the fees of the Original Purchaser are retained as a discount on the purchase of the Bonds, such retention shall be deemed to be an expenditure of proceeds of the Bonds for said fees to the extent of the amount retained.
     Section 8.9. Limitation on Expenditure of Proceeds. Issuer and Company covenant that not less than 95 percent of the face amount of the Bonds, plus accrued interest and premium, if any, paid on the purchase of the Bonds by the Original Purchaser from Issuer, less original issue discount, shall be used to pay for Qualified Project Costs.
     Section 8.10. Limitation on Land and Certain Facilities. Issuer and Company covenant that not more than 25 percent of the face amount of the Bonds, plus accrued interest and premium, if any, paid on the purchase of the Bonds by the Original Purchaser from Issuer, less original issue discount, shall be used, directly or indirectly, for the acquisition of land or an interest therein or to provide a facility the primary purpose of which is retail food and beverage services, automobile sales and service, or the provision of recreation or entertainment.
     Section 8.11. Location of Project; Outstanding Obligations. Company covenants that proceeds of the Bonds shall be used only with respect to facilities located within the corporate boundaries of the City of Paragould, Arkansas (“City”), and that there are no outstanding obligations issued for facilities located within the City having as principal users Company or Guarantor or other principal users of the Project or their related persons, all within the meaning of sections 144(a) (2) and (3) of the Code and the Regulations.
     Section 8.12. Prohibited Facilities. Issuer and Company covenant that no portion of the proceeds of the Bonds shall be used directly or indirectly to provide residential real property for family units, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard, and ice skating), racquet sport facility (including any handball or racquetball court) , hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, health club facility, facility used for gambling, or store, the principal business of which is the sale of alcoholic beverages for consumption off premises.

     Section 8.13. No Arbitrage. Issuer and Company covenant that neither Issuer nor Company shall take, or permit or suffer to be taken by Trustee or otherwise, any action with respect to the proceeds of the Bonds over which Issuer or Company, as the case may be, has control, which if such action had been reasonably expected to have been taken, or had been deliberately and intentionally taken, on April 27, 1995 would have caused the Bonds to be “arbitrage bonds” within the meaning of section 148(a) of the Code and Regulations.
     Section 8.14. Capital Expenditure Limitation. Company covenants that the sum of the principal amount of the Bonds, plus capital expenditures paid or incurred during the 6-year period beginning 3 years prior to April 27, 1995 and ending 3 years after April 27, 1995, for facilities located within the City having as principal users Company, Guarantor or other principal users of the Project or their related persons shall not exceed $10,000,000, all within the meaning of section 144 (a) of the Code and the Regulations. Company further covenants that it will not enter into any lease or other arrangement, including a sublease or assignment pursuant to Section 9.1 hereof, for use of any portion of the Project if such lease or other arrangement would cause the covenants contained in this Section to be violated.
     Section 8.15. $40,000,000 Limitation. Company covenants” that the sum of the outstanding principal amount of the Bonds, plus the portions of the aggregate amount of outstanding tax-exempt facility bonds as defined in section 142 of the Code, qualified small issue bonds as defined in section 144 (a) of the Code, qualified redevelopment bonds as defined in section 144(c) of the Code, and industrial development bonds as referenced in section 144(a)(10)(B)(ii)(11) of the Code, allocable to each “test period beneficiary” as defined in Section 144 (a) (10) of the Code on the later of the date the Project is placed in service or April 27, 1995 shall not exceed $40,000,000, all within the meaning of section 144 (a) (10) of the Code and the Regulations. Company further covenants that it will not enter into any lease or other arrangement for ownership or use of any portion of the Project if such lease or other arrangement would cause the covenants contained in this Section to be violated.
     Section 8.16. Existing Facilities Limitation.
     (a) Company covenants that no proceeds of the Bonds shall be used for the acquisition of any tangible property or an interest therein, other than land or an interest in land, unless the first use of such property is pursuant to such acquisition; provided, however, that this limitation shall not apply with respect to any building (and the equipment therefor) if Rehabilitation Expenditures with respect to such building equal or exceed 15 percent of the portion of the cost of acquiring such building (and equipment) financed with proceeds of the Bonds; and provided, further, that this limitation shall not apply with respect to any structure other than a building if Rehabilitation Expenditures with respect to such structure equal or exceed 100 percent of the portion of the cost of acquiring such structure financed with the proceeds of the Bonds.
     (b) For the purpose of this section, the term “Rehabilitation Expenditures” means any amount properly chargeable to the capital account of Company or a successor to Company or by the seller under a sales contract with Company for the property acquired in connection with the rehabilitation of such property or, in the case of property constituting equipment, in connection with the replacement of such equipment with equipment having substantially the same function, excluding, however, (A) expenditures described in section 48(g)(2)(B) of the Code and (B) amounts incurred after the date 2 years after the later of the date of acquisition of the property in question or April 27, 1995.
     Section 8.17. Compliance With Rebate Provisions. Company covenants that it shall take any and all actions necessary to assure compliance with section 148 (f) of the Code. In particular, it shall directly or through independent consultants perform the calculations required to determine what payments are due under section 148 (f) of the Code, assure the payments required by section 148 (f) of the Code are made, maintain the records required by section 148 (f) of the Code, pay all fees, costs, and expenses incurred by Company, Issuer, or Trustee in connection with compliance with section 148 (f) of the Code, including compensation due to independent consultants, and coordinate and cooperate in any and all respects necessary to assure compliance with section 148 (f) of the Code.
     Section 8.18. Composite Issues.
     (a) The officer of Company executing this Lease Agreement is familiar with all financing transactions undertaken and now being planned for Company, including tax-exempt financings by or for Company or by or for any related person (within the meaning of section 144(a)(3) of the Code).
     (b) There are no other obligations heretofore issued or to be issued by or on behalf of any state, territory, or possession of the United States of America, or political subdivision of any of the foregoing, or of the District of Columbia, for the benefit of Company or any related person, which constitute private activity bonds within the meaning of section 147 (b) of the Code) and which (i) were or are to be sold at substantially the same time as the Bonds, (ii) were or are to be sold pursuant to the same plan of financing as the Bonds, and (iii) are payable from the source from which the Bonds are payable.

     (c) There are no additional facts or circumstances which may further evidence that the Bonds are part of any other issue of obligations.
     Section 8.19. Manufacturing Facility. The Project will be a manufacturing facility as defined in Section 144(a)(12) of the Code. The Project may include ancillary facilities which are directly related and ancillary to the Project but any such ancillary facilities will be located on the same site as the Project and not more than 25% of the net proceeds of the Bonds will be used to provide such ancillary facilities.
ARTICLE IX
ASSIGNMENT, SUBLEASING, PLEDGING, AND SELLING;
REDEMPTION; OPTIONAL AND MANDATORY
PREPAYMENT OF RENT; ABATEMENT OF RENT
     Section 9.1. Assignment and Subleasing. Company may not assign this Lease Agreement or sublet the Mortgaged Property or part thereof without the prior written consent of Issuer which shall not be unreasonably withheld. Any such assignment shall include, without limitation, an assumption in writing by such assignee of all liabilities and obligations of Company under this Lease Agreement from and after the effective date of such assignment, the Guaranty, the Hazardous Substance Certification and Indemnification from and after the effective date of the assignment, and any related documents. Notwithstanding the foregoing, no assignment or subletting and no dealings or transactions between Issuer or Trustee and any sublessee or assignee shall relieve Company of any of its obligations under this Lease Agreement, and Company shall remain as fully bound as though no assignment or subletting had been made, and performance by any assignee or sublessee shall be considered as performance pro tanto by Company.
     In the event a sublease is permitted as provided in this Section 9.1 of the Lease Agreement, and in the event of the termination of this Lease Agreement pursuant to an event of default as defined herein, Issuer will recognize the subtenant under such permitted sublease as the direct tenant of Issuer for the balance of the sublease term; and provided, however, that at the time of the termination of this Lease Agreement (i) no default exists under the sublease which at the time would then permit the landlord thereunder to terminate the same or to exercise any dispossess remedy provided for them and (ii) the subtenant shall deliver to Issuer an instrument confirming the agreement of such subtenant to attorn to the Issuer and to recognize the Issuer as the subtenant’s landlord under its sublease.
     It is understood and agreed that this Lease Agreement (and the Mortgaged Property) will be assigned and pledged to Trustee as security for the payment of the principal of and premium, if any, and interest on the Bonds, but otherwise Issuer shall not, without the prior written consent of company and Trustee, assign, encumber, sell, or dispose of all or any part of its rights, title, and interest in and to the Mortgaged Property and this Lease Agreement, except to Company in accordance with the provisions of this Lease Agreement and to Trustee or any other Person that takes title to any of the Mortgaged Property as a result of a foreclosure or deed in lieu of foreclosure, transfer by any Person after a foreclosure or deed in lieu of foreclosure, or otherwise under the Indenture or this Lease Agreement.
     Section 9.2. Restrictions on Sale, Mortgage, or other Conveyance of Mortgaged Property by Issuer. Issuer agrees that, except for the assignment and pledge of this Lease Agreement and the grant and pledge of the Mortgaged Property to Trustee pursuant to the Indenture, it will not sell, assign, mortgage, pledge, transfer, or convey the Mortgaged Property during the Lease Term, except as specifically provided in this Lease Agreement.
     Section 9.3. Redemption of Bonds. Issuer, at the request at any time of Company and if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds, as may be specified by Company, on the earliest redemption date on which such redemption may be made under such applicable provisions or upon the date set for the redemption by Company pursuant to Section 11.2 hereof.
     Section 9.4. Prepayment of Rents. To permit the redemption of Bonds pursuant to the exercise of any options of company hereunder, and solely for that purpose, there is expressly reserved to Company the right, and Company is authorized and permitted, at any time it may choose, to prepay all or any part of the rents payable under Section 5.3 hereof, and Issuer agrees that Trustee may accept such prepayment of rents when the same are tendered by Company. All rents so prepaid shall be credited on the rental payments specified in Section 5.3 hereof, in the order of their maturities, and shall be used for the redemption of the Bonds in accordance with the Indenture.
     Section 9.5. Mandatory Prepayment of Rent Upon Determination of Taxability. If, for any reason (including a change in the Code) , without regard to whether such circumstances shall be caused by any act or failure to act of Issuer, Company, or any other user of the Project, there shall occur a Determination of Taxability, Issuer or Company shall immediately instruct Trustee to call the Bonds for redemption pursuant to Section 304 of the Indenture, and Company shall immediately pay to Trustee, as prepayment of the basic rent, the amount necessary to effect the redemption of the Bonds then Outstanding in accordance with the provisions of the Indenture.

     Company shall also pay to Trustee the additional rent in the amounts specified in Section 5.3 of this Agreement.
     Section 9.6. Company Entitled to Certain Rent Abatement if Bonds Paid Prior to Maturity. If at any time the moneys in the Bond Fund shall be sufficient to retire, in accordance with the provisions of the Indenture, all of the Bonds at the time outstanding, and to pay all fees and charges of Trustee due or to become due through the date on which the last of the Bonds is retired, under circumstances not resulting in termination of the Lease Term, and if Company is not at the time otherwise in default hereunder, Company shall be entitled to use and occupy the Mortgaged Property from the date on which such aggregate moneys are in the hands of Trustee to and including the date on which the last of the Bonds is retired, without the payment of rent during the interval (but otherwise on the terms and conditions hereof, in the absence of exercise of the purchase option provided for in Section 11.4 hereof).
     Section 9.7. Reference to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all fees and charges of Trustee, all references in this Lease Agreement to the Bonds and Trustee shall be ineffective and neither Trustee nor the Bondowners shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.
ARTICLE X
EVENTS OF DEFAULT AND REMEDIES
     Section 10.1. Events of Default Defined. The following shall be “events of default” under this Lease Agreement and the terms “event of default” or “default” shall mean, whenever they are used in this Lease Agreement, any one or more of the following events:
     (a) Failure by Company to pay the basic rent or any part thereof payable hereunder at the times specified herein.
     (b) Failure by Company or Issuer to observe and perform any covenant, condition, or agreement on its part to be observed or, performed, other than as referred to in subsection (a) of this Section, for a period of 30 days after the receipt by Company of notices sent by certified or registered mail by Issuer or Trustee, specifying such failure and requesting that it be remedied, unless Issuer and Trustee shall agree in writing to an extension of such time prior to its expiration.
     (c) An event of default shall occur under the Guaranty or the Hazardous Substance Certification and Indemnification provided however, with respect to the Hazardous Substance

Certification and Indemnification, the provisions of this paragraph (c) shall not constitute an event of default until actual notice of such default by registered or certified mail (with or without return receipt requested) shall be given to the Company, and Company shall have 30 days after receipt of such notice to correct said default or cause said default to be corrected, and if the Company shall not have corrected said default or cause said default to be corrected within said 30 day period; provided, however, if said default cannot be corrected within 30 days, it shall not constitute an event of default if corrective action is instituted within said 30 day period and diligently pursued until the default is corrected within any applicable period as may be required by governmental regulation or order.
     (d) (i) Company (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Lease Agreement or the Guaranty) shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator, or the like of Company (or such other Person) or of all or any substantial part of its property, (B) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or (C) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) a proceeding or case shall be commenced, without the application or consent of Company which case or proceeding is not discharged within ninety (90) days (or any other Person obligated, as guarantor or otherwise, to make payments on the Bonds or under the Lease Agreement), in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, of Company (or any such other Person), (B) the appointment of a trustee, receiver, custodian, liquidator, or the like of Company (or any such other Person) or of all or any substantial part of its respective property or (C) similar relief in respect of Company (or any such other Person) under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.
     The provisions of paragraph (b) above are subject to the following limitations: (a) If said default be a default that is correctable but that cannot be corrected within 30 days it shall not constitute an event of default if corrective action is instituted within said 30 day period and diligently pursued until the default is corrected or (b) If by reason of force majeure Company, after using its best efforts, is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of Company contained in Article v and Sections 6.1(d), 6.3, 6.4 and 6.10 hereof, Company shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts, or other industrial disturbances; acts of public enemies, orders of any kind of the government of the United States or of the State or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes, or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of Company. Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing Company from carrying out its agreements; provided, that the settlement of strikes, lockouts, and other industrial disturbances shall be entirely within the discretion of Company, and Company shall not be required to make settlement of strikes, lockouts, and other industrial disturbances by acceding to the demands of the opposing party or parties.
     Section 10.2. Remedies on Default. Whenever any event of default shall happen, Issuer (with the consent of Trustee if the Indenture has not been discharged) or Trustee may take any of the following remedial steps:
     (a) Declare rent due and payable in an amount equal to the principal and premium, if any, and interest and other amounts due and payable under the Indenture.
     (b) Re-enter and take possession of the Mortgaged Property without terminating this Agreement and sublease the Mortgaged Property for the account of Company, holding Company liable for the difference in the rent and other amounts payable by such sublessee in such subleasing and the basic and additional rent payable by Company hereunder.
     (c) Terminate the Lease Term, exclude Company from possession of the Mortgaged Property, and use its commercially reasonable efforts to lease the Mortgaged Property to another for the account of Company.
     (d) Have access to and inspect, examine, and make copies of such of the books, records, accounts, and data of Company as pertain to the Mortgaged Property.
     (e) Take whatever action at law or in equity may appear necessary or desirable to collect the rent and any other amounts payable by Company hereunder, then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of Company under this Lease Agreement.

     Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.
     Section 10.3. Remedies Not Exclusive. No remedy herein conferred upon or reserved to Issuer or Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time as often as may be deemed expedient.
     Section 10.4. Rental, Damages, and Reletting Go Into Bond Fund. The foregoing provisions of this Article relating to the receipt of moneys by Issuer or Trustee as the result of an acceleration, upon a reletting, or otherwise, are each to be construed as providing that all such payments by Company or others shall be made into the Bond Fund referred to in Section 501 of the Indenture.
     Section 10.5. Equitable Relief. Issuer, Company, and Trustee shall each be entitled to specific performance, injunctive, or other appropriate equitable relief for any breach or threatened breach of any of the provisions of this Lease Agreement, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.
     Section 10.6. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to Company, the Mortgaged Property, or any other property of Company, Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (a) to file and prove a claim and to file such other papers or documents as may be necessary or advisable in order to have the claims of Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of Trustee, its agents and counsel) allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

ARTICLE XI
OPTIONS IN FAVOR OF COMPANY
     Section 11.1. Option to Terminate. Company shall have the following options to cancel or terminate the term of this Lease Agreement:
     (a) At any time prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of Article IX of the Indenture), Company may terminate the Lease Term by giving Issuer and Trustee 60 days notice in writing of such termination and by paying to Trustee an amount which, when added to the amount on deposit in the Bond Fund, will be sufficient to pay, retire, and redeem all the outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal, interest to maturity or earliest applicable redemption date, as the case may be, premium, if any, expenses of redemption, Trustee’s and paying agent’s fees, and registrars’ fees and expenses), and, in case of redemption, making arrangements satisfactory to Trustee for the giving of the required notice of redemption. Upon any such redemption and repayment, any surplus moneys shall be paid to Company.
     (b) At any time after full payment of the Bonds, including without limiting the generality of the foregoing, principal, interest to maturity or earliest redemption date, as the case may be, premium, if any, expenses of redemption, Trustee’s and paying agent’s fees, and registrars’ fees and expenses (or provision for payment thereof having been made in accordance with the provisions of the Indenture), Company may terminate the Lease Term by giving Issuer notice in writing of such termination and such termination shall forthwith become effective.
     Section 11.2. Option to Acquire Issuer’s Interest in the Mortgaged Property Prior to Payment of the Bonds. Company shall have, and is hereby granted, the option to acquire legal title to the Mortgaged Property (including, at the option of Company, legal title to the Leased Land) prior to the scheduled maturity of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), if any of the following events shall have occurred:
     (a) The Buildings or the Leased Equipment shall have been damaged or destroyed as set forth in Section 7.1 hereof to such extent that in the judgment of Company (i) it cannot be reasonably restored within a period of 4 months to the condition thereof immediately preceding such damage or destruction, or (ii) Company is thereby prevented from carrying on its normal operation of the Mortgaged Property for a period of 4 months, or (iii) the cost of restoration thereof would exceed the Net Proceeds of insurance carried thereon pursuant to the requirements of Section 6.4 hereof, plus the granted in this Section any Net Proceeds of insurance or condemnation shall be paid to Company.
     Section 11.3. Option to Acquire Legal Title Upon Full Payment of the Bonds. Company shall have and is hereby granted an option to purchase and acquire legal title to and Issuer agrees to sell the Mortgaged Property (including, at the option of Company, legal title to the Leased Land) at or at any time after the expiration or sooner termination of the Lease Term (including in the event of any default), following full payment of the Bonds, including without limiting the generality of the foregoing, principal, interest to maturity or earliest redemption date, as the case may be, premium, if any, expenses of redemption, Trustee’s and paying agent’s fees, and registrars’ fees and expenses (or provision for payment thereof having been made in accordance with the provisions of the Indenture), for a price of $1.
     Section 11.4. Conveyance on Exercise of Option to Acquire Legal Title.
     (a) Conveyance on Exercise of Option to Acquire Legal Title. At the closing of the purchase pursuant to the exercise of any option to acquire legal title granted pursuant to Sections 11.2 or 11.3 of this Lease Agreement and, in each case, the payment in full of the Bonds, including without limiting the generality of the foregoing, principal, interest to maturity or earliest redemption date, as the case may be, premium, if any, expenses of redemption, Trustee’s and paying agent’s fees, and registrars’ fees and expenses (or provision for payment thereof having been made in accordance with the provisions of the Indenture) Issuer will upon receipt of the purchase price deliver or cause to be delivered to Company the following:
     (i) If the Indenture shall not at the time have been satisfied in full, a release from Trustee of the property being acquired.
     (ii) A bill of sale to all items of personal property being acquired, subject to no liens or encumbrances other than: (A) those liens and encumbrances created by Company or to the creation of which Company consented pursuant to Section 8.5 of this Lease Agreement; (B) those liens and encumbrances resulting from the failure of Company to perform or observe any of the agreements on its part contained in this Lease Agreement; (C) Permitted Encumbrances other than the Indenture and this Agreement; and (D) the rights and title of the condemning authority with respect to Section 7.5 A hereof.
     (iii) A general warranty deed conveying to Company good and marketable title to the real property being acquired, subject to no liens or encumbrances other than: (A) those liens and encumbrances created by Company or to the creation of which Company consented pursuant to Section 8.5 of this Lease Agreement; (B) those liens and encumbrances resulting from the failure of Company to perform or observe any of the

If intended for Issuer:
City of Paragould, Arkansas
Office of the Mayor
City Hall
301 West Court Street
Paragould, Arkansas 72450
If intended for Trustee:
Fleet National Bank
111 Westminster Street
20th Floor
Providence, Rhode Island 02903
Attention: Corporate Trust Department
     A duplicate copy of each notice, certificate, or other communication given hereunder by either Issuer or Company to the other shall also be given to Trustee, Issuer, Company, and Trustee may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates, or other communications shall be sent.
     Section 12.2. Binding Effect. This Lease Agreement shall inure to the benefit of and shall be binding upon Issuer, Company, and their respective successors and permitted assigns, subject, however, to the limitations contained in Sections 8.3, 9.1, and 9.2 hereof.
     Section 12.3. Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     Section 12.4. Amendments, Changes, and Modifications. Except as otherwise provided in this Lease Agreement or in the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture) , this Lease Agreement may not be effectively amended, changed, modified, altered, or terminated without the concurring written consent of Trustee given in the manner and subject to the approval of owners of the Bonds, as provided in Article XIII of the Indenture.
     Section 12.5. Priority of Agreement. This Lease Agreement (as it may be amended or supplemented pursuant to the provisions hereof) and the estate of Company hereunder are and shall continue to be superior and prior to the Indenture (as it may be amended or supplemented).

     Section 12.6. Execution Counterparts. This Lease Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.
     Section 12.7. Captions. The captions or headings of this Lease Agreement are for convenience only and in no way define, limit, or describe the scope or intent of any provisions of this Lease Agreement.
     Section 12.8. Security Agreement; Recording and Filing.
     (a) This Lease Agreement is also a security agreement under the Uniform Commercial Code of the State, and it is contemplated by the parties that a security interest (i) in the rentals and other money due from Company to Issuer hereunder, (ii) the Leased Equipment, (iii) the Collateral, and (iv) certain other interests of Issuer, will be granted to Trustee pursuant to the Indenture.
     (b) This Lease Agreement or a memorandum thereof and the Indenture shall be recorded in the Office of the Circuit Clerk and Ex-Officio Recorder of Greene County, Arkansas, or in such other office as may at the time be provided by law as the proper place for the recordation thereof.
     (c) Company hereby agrees to execute one or more fixture filings and financing statements and renewals thereof with respect to the security interests granted by this Lease Agreement and to file such statements or renewals thereof in any appropriate public office.
     Section 12.9. Law Governing Construction of Agreement. This Lease Agreement shall be governed by, and construed in accordance with, the laws of the State.
     Section 12.10. Estoppel Certificate. Either party, upon 15 days prior notice from the requesting party, shall execute and deliver to the requesting party a statement certifying that this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications) , that the same is in full force and effect as modified and stating the modifications, stating the dates which the Basic Rent and Additional Rent have been paid, and stating whether or not there exists any defaults under this Lease Agreement, and if so, specifying each such default; provided that Issuer shall be entitled to receive from and rely solely upon the Trustee to provide the information required by this Section 12.10.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

CITY OF PARAGOULD, ARKANSAS, Issuer

By:	/s/ Charles R. Partlow

Charles R. Partlow, Mayor
Attest:

By:	/s/ Goldie Wise

Goldie Wise, City Clerk

AMERICAN RAILCAR INDUSTRIES, INC., Company

By:	/s/ James J. Unger

Its:	President
Attest:

By:	/s/ Umesh Choksi

ACKNOWLEDGMENT

STATE OF ARKANSAS	)
) ss:
COUNTY OF Greene	)
     On this 26th day of April, 1995, before me, a Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within named Charles R. Partlow and Goldie Wise, Mayor and City Clerk, respectively, of the city of Paragould, Arkansas, a municipality of the State of Arkansas, to me personally known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name of the City, and further stated and acknowledged that they had signed, executed, and delivered the foregoing instrument for the consideration, uses, and purposes therein mentioned and set forth.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on the date first above written.

/s/ Harry Truman Moore
Notary Public
My commission expires:
6-1-2001
                                                                    NOTARY PUBLIC
                                                             Greene County, Arkansas
                                                           HARRY TRUMAN MOORE
                                                       Commission Expires: June 1, 2001

ACKNOWLEDGMENT

STATE OF Missouri	)
) ss:
COUNTY OF St. Charles	)
     On this 24th day of April, 1995, before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named James J. Unger and Umesh Choksi, President and Asst. Treasurer, respectively, of American Railcar Industries, Inc., a Missouri corporation, to me personally known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of the corporation, and further stated and acknowledged that they had so signed, executed, and delivered the foregoing instrument for the consideration, uses, and purposes therein mentioned and set forth.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and Official seal on the date first above written.

/s/ Nancy Collins
Notary Public

My commission expires:
NANCY COLLINS
NOTARY PUBLIC—STATE OF MISSOURI
8/2/96	ST. CHARLES COUNTY
MY COMMISSION EXPIRES AUG. 2, 1996

(SEAL)

By	/s/ Becky Clifton

State of ARKANSAS
County of GREENE
     I hereby certify that this instrument was FILED FOR RECORD and is RECORDED on the Date and Time and in the Book and Page as stamped hereon.

ELLEN JOHNSON
Recorder of Greene County

By	/s/ Becky Clifton

Deputy

52